UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. ___)
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Definitive Proxy Statement

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Soliciting Material Pursuant to §240.14a-12

NORWEGIAN CRUISE LINE HOLDINGS LTD.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NORWEGIAN CRUISE LINE HOLDINGS LTD.
7665 Corporate Center Drive
Miami, Florida 33126
NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 25, 2017

To our Shareholders:
Notice is hereby given that the annual general meeting of the shareholders of Norwegian Cruise Line Holdings Ltd. (the “Company”) for 2017 will be held at 9:00 a.m. (Miami time) on Thursday, May 25, 2017 at the Pullman Miami, 5800 Blue Lagoon Drive, Miami, Florida 33126, (the “Annual General Meeting”) for the following purposes:
1.
To elect the following director nominees to serve as Class I directors on our board of directors (our “Board”) for the terms described in the attached proxy statement (“Proxy Statement”):

1a.
David M. Abrams;

1b.
John W. Chidsey; and

1c.
Russell W. Galbut;

2.
To approve, on a non-binding, advisory basis, the compensation of our named executive officers;

3.
To ratify (i) the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered certified public accounting firm for the year ending December 31, 2017 and (ii) the determination of PwC’s remuneration by the Audit Committee of our Board;

4.
To receive the audited financial statements (together with the auditor’s report) of the Company for the year ended December 31, 2016 pursuant to the provisions of the Bermuda Companies Act 1981, as amended, and the Company’s bye-laws; and

5.
To consider such other business as may properly come before the Annual General Meeting and any postponement or adjournment thereof.

Our Board has fixed the close of business on March 20, 2017 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any postponement or adjournment thereof.
All shareholders are cordially invited to attend the meeting in person. We direct your attention to the accompanying Proxy Statement. Whether or not you plan to attend the meeting in person, you are urged to submit your proxy or voting instructions as promptly as possible by Internet, telephone or mail to ensure your representation and the presence of a quorum at the Annual General Meeting. If you attend the meeting and wish to vote in person, you may withdraw your proxy or voting instructions and vote your shares personally. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.
Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting to Be Held on May 25, 2017: Our Proxy Statement and our 2016 Annual Report to Shareholders are available electronically at www.nclhltdinvestor.com or at www.proxyvote.com.
By Order of the Board of Directors,
Daniel S. Farkas
Senior Vice President, General Counsel and
Assistant Secretary
April 13, 2017

PROXY SUMMARY
This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider before casting your vote. We encourage you to read the entire Proxy Statement for more information about these topics prior to voting.

Shareholder Voting Matters

Proposal	Board’s Voting Recommendation	Page Reference	2017 Annual General Meeting of Shareholders Time and date: May 25, 2017 9:00 a.m. (Miami time) Place: Pullman Miami 5800 Blue Lagoon Drive Miami, Florida 33126 Record date: March 20, 2017
1. Election of Class I directors	✓ FOR EACH NOMINEE	17
2. Approval, on a non-binding, advisory basis, of the compensation of our named executive officers	✓ FOR	54
3. Ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered certified public accounting firm for the year ending December 31, 2017 and the determination of PwC’s remuneration by the Audit Committee of the Board of Directors	✓ FOR	56
Board Nominees
Class I
Name and Principal Occupation	Age	Director Since	Independent	Committee Membership
				AC	CC	NGC
David M. Abrams Senior Managing Director, Cerberus European Capital Advisors, LLP	50	2014	Yes			✓ Chair
John W. Chidsey Former Chairman and Chief Executive Officer, Burger King Corporation	54	2013	Yes	✓	✓ Chair	✓
Russell W. Galbut Managing Principal, Crescent Heights	64	2015	Yes		✓
i

Directors Continuing in Office
Class II (Term Expires in 2018)
Name and Principal Occupation	Age	Director Since	Independent	Committee Membership
				AC	CC	NGC
Adam M. Aron Chief Executive Officer and President of AMC Entertainment Holdings, Inc.	62	2008	No
Stella David Former Chief Executive Officer of William Grant & Sons Limited	54	2017	Yes			✓
Walter L. Revell (Chairman) Chairman of the Board and Chief Executive Officer of Revell Investments International, Inc.	82	2005	Yes	✓
Class III (Term Expires in 2019)
Name and Principal Occupation	Age	Director Since	Independent	Committee Membership
				AC	CC	NGC
Steve Martinez Senior Partner and Head of Asia Pacific Private Equity, Apollo Global Management, LLC	48	2008	No
Frank J. Del Rio President and Chief Executive Officer, Norwegian Cruise Line Holdings Ltd.	62	2015	No
Chad A. Leat Former Vice Chairman of Global Banking, Citigroup, Inc.	61	2015	Yes	✓ Chair	✓

AC – Audit Committee
CC – Compensation Committee
NGC – Nominating and Governance Committee

Corporate Governance Information
Current Number of Board Members	9
Average Tenure of Board Members	4.7 Years
Number of Independent Board Members	6
Independent Board Chairman	Yes
Fully Independent Board Committees	Yes
Independent Directors Meet Regularly in Executive Session	Yes
All Directors Attended at Least 75% of Meetings Held	Yes
Shareholder Ability to Call Special Meetings	Yes
Shareholder Ability to Act by Written Consent	Yes
Majority Voting for Directors	Yes
Board Risk Oversight	Yes
Code of Conduct for Directors, Officers and Employees	Yes
Annual Vote on Named Executive Officer Compensation	Yes
Directors and Senior Officers Permitted to Hedge Company Shares	No
Poison Pill	No
Executive Compensation
We believe our executive compensation policies and practices drive performance and align management’s interests with our shareholders’ long-term interests:
➢
Pay for performance by requiring that a substantial portion of our executives’ annual compensation be earned based on the achievement of performance objectives and that long-term incentive compensation be tied to the value of our ordinary shares and be subject to a combination of performance-based and time-based vesting requirements

➢
Despite strong operating performance that resulted in increases in our total revenue, net income and earnings per share, no members of management, including our President and Chief Executive Officer and our other NEOs (as defined under “Compensation Discussion and Analysis” below), received any payment of their 2016 annual cash bonus opportunity under our Plan (as defined under “Compensation Discussion and Analysis” below) due to aggressive performance targets

➢
Decision not to pay bonuses represents a $4.5 million loss of potential compensation for our President and Chief Executive Officer and an approximately $3.8 million combined loss of potential compensation for our other NEOs when compared to amounts payable for maximum performance results

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Reduced our President and Chief Executive Officer’s base salary by $337,500, effective January 1, 2016

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Total annual cash compensation (base salary plus actual cash bonus) for our President and Chief Executive Officer was $1,500,000 in 2016 compared to $3,741,299 in 2015, a decrease of approximately 60% from 2015

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Due to rigorous performance targets, our President and Chief Executive Officer forfeited 22,500 restricted share units and 93,749 options to purchase our ordinary shares from his 2015 equity award that were to be earned based on our 2016 financial performance

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Our President and Chief Executive Officer did not receive any new equity awards in 2016

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Salary increases and equity awards are not automatic and are provided at the discretion of the Compensation Committee

➢
Annual cash bonuses are earned based on achievement of pre-established targets for entity-wide financial performance

➢
Our Compensation Committee continued to retain an independent compensation consultant

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Beginning in 2017, our NEOs, other than our President and Chief Executive Officer, will receive a combination of performance-based and time-based annual equity awards

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No “single trigger” change in control payments or benefits

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No repricing of stock options without shareholder approval

v

NORWEGIAN CRUISE LINE HOLDINGS LTD.
7665 Corporate Center Drive
Miami, Florida 33126

PROXY STATEMENT
FOR ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 25, 2017

This proxy statement (“Proxy Statement”) is being furnished to you in connection with the solicitation of proxies by our board of directors (our “Board”) to be used at our annual general meeting for 2017 to be held at the Pullman Miami, 5800 Blue Lagoon Drive, Miami, Florida 33126, on Thursday, May 25, 2017 at 9:00 a.m. (Miami time), and any adjournments or postponements thereof  (the “Annual General Meeting”). References in this Proxy Statement to “we,” “us,” “our,” “Company” and “NCLH” refer to Norwegian Cruise Line Holdings Ltd.
Proxy materials for the Annual General Meeting, including this Proxy Statement and our 2016 Annual Report to Shareholders, which includes our 2016 financial statements (“2016 Annual Report”), were first made available to shareholders on or about April 13, 2017.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL GENERAL MEETING TO BE HELD ON MAY 25, 2017
The Notice of the Annual General Meeting of Shareholders, this Proxy Statement and our 2016 Annual Report are available on our website at www.nclhltdinvestor.com. The information that appears on our website is not part of, and is not incorporated by reference into, this Proxy Statement. You can also view these materials at www.proxyvote.com by using the 16-digit control number provided on your proxy card or Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”).
As permitted by the U.S. Securities and Exchange Commission (“SEC”), we are furnishing proxy materials to our shareholders primarily over the Internet. We believe that this process expedites shareholders’ receipt of these materials, lowers the costs of our Annual General Meeting and reduces the environmental impact of mailing printed copies. On or about April 13, 2017, we mailed to each of our shareholders, other than those who previously requested electronic or paper delivery, a Notice of Internet Availability containing instructions on how to access and review the proxy materials, including the Notice of the Annual General Meeting of Shareholders, this Proxy Statement and our 2016 Annual Report, on the Internet. The Notice of Internet Availability also contains instructions on how to receive a paper copy of the proxy materials and a proxy card or voting instruction form. If you received a Notice of Internet Availability by mail or our proxy materials by e-mail, you will not receive a printed copy of the proxy materials unless you request one. If you received paper copies of our proxy materials, you may also view these materials on our website at www.nclhltdinvestor.com or at www.proxyvote.com.
GENERAL INFORMATION
Who May Vote
Each ordinary share of our Company, par value $0.001 per share (the “ordinary shares”), outstanding as of the close of business on March 20, 2017 (the “record date”) is entitled to one vote at the Annual General Meeting. At the close of business on March 20, 2017, 227,876,696 of our ordinary shares were outstanding and entitled to vote. The ordinary shares are our only outstanding class of equity securities that are entitled to vote at the Annual General Meeting. Our bye-laws provide that no one person or group of related persons, other than certain of the Apollo Holders, the TPG Viking Funds and Genting HK (each as defined herein), may own, or be deemed to own, more than 4.9% of our ordinary shares, whether measured by vote, value or number, unless such ownership is approved by our Board (the “4.9% limit”). Any outstanding shares held in excess of the 4.9% limit will be transferred to and held in a trust. The trustee will be entitled to vote the excess shares on behalf of the beneficiary. See “Item 1—Business—Taxation—U.S. Income Taxation—Exemption of International Shipping Income under Section 883 of the Code” in our 2016 Annual Report for further information.

You may vote all of the ordinary shares owned by you as of the close of business on the record date. These ordinary shares include ordinary shares that are (1) held of record directly in your name and (2) held for you as the beneficial owner through a broker, bank, or other nominee. There are some distinctions between ordinary shares held of record and ordinary shares owned beneficially as described herein.
Ordinary Shares Held of Record
If your ordinary shares are registered directly in your name with our Company or our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered the shareholder of record with respect to those ordinary shares, and the proxy materials were sent directly to you by us. If you previously requested to receive printed proxy materials, we have sent a proxy card for you to use. As the shareholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual General Meeting. See “How to Vote” below.
Ordinary Shares Owned Beneficially
If your ordinary shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of ordinary shares held in “street name,” and the proxy materials were forwarded to you by your broker, bank or other nominee. If you previously requested to receive printed proxy materials, your broker, bank or other nominee has sent a voting instruction form that you may use. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares in your account, and you are also invited to attend the Annual General Meeting. See “How to Vote” below.
Requirements to Attend the Annual General Meeting
You are invited to attend the Annual General Meeting if you are a shareholder of record or a beneficial owner as of the record date, or you hold a valid legal proxy for the Annual General Meeting. If you are a shareholder of record, you must bring proof of identification, such as a valid driver’s license, for admission to the Annual General Meeting. If you hold your ordinary shares through a broker, bank or other nominee, you will need to provide proof of beneficial ownership by bringing either a copy of the Notice of Internet Availability or voting instruction form provided to you by your broker, bank or other nominee, a copy of your brokerage statement showing your ordinary share ownership as of the record date, or other similar evidence of ownership as of the record date, as well as proof of identification such as a valid driver’s license. Please note that cameras, sound or video recording equipment, smartphones or other similar equipment, electronic devices, large bags, briefcases or packages may not be allowed (or their use may be restricted) in the meeting room.
How to Vote
Voting in Person
Ordinary shares held in your name as the shareholder of record may be voted in person at the Annual General Meeting. Ordinary shares for which you are the beneficial owner but not the shareholder of record may be voted in person at the Annual General Meeting only if you obtain a legal proxy from the broker, bank or nominee that holds your shares giving you the right to vote the shares in person at the meeting. Even if you plan to attend the Annual General Meeting, we recommend that you also vote your ordinary shares as described below so that your vote will be counted if you later decide not to attend the meeting.
Voting Without Attending the Annual General Meeting
Whether you hold shares directly as a shareholder of record or beneficially in street name, you may vote your ordinary shares without attending the Annual General Meeting. You may vote by granting a proxy or, for ordinary shares held in street name, by submitting voting instructions to your broker, bank or nominee. You may also submit a proxy or voting instructions by telephone or using the Internet as outlined on your Notice of Internet Availability, proxy card or voting instruction form. Please see your Notice of

Internet Availability, proxy card or the information your bank, broker, or other nominee provided to you for more information on these options. Votes cast by Internet or telephone have the same effect as votes cast by submitting a written proxy card or voting instruction form.
Deadline for Voting
If you are a shareholder of record, your proxy must be received by telephone or the Internet by 11:59 p.m. Eastern Daylight Time on May 24, 2017 in order for your ordinary shares to be voted at the Annual General Meeting. However, if you are a shareholder of record and you received a copy of the proxy materials by mail, you may instead mark, sign and date the proxy card you received and return it in the accompanying prepaid and addressed envelope so that it is received by us before the Annual General Meeting in order for your ordinary shares to be voted at the Annual General Meeting. If you hold your ordinary shares in street name, please provide your voting instructions by the deadline specified by the broker, bank or other nominee that holds your shares.
How Your Shares Will Be Voted
Our Board has appointed Wendy A. Beck and Howard Flanders to serve as proxy holders to vote your shares according to the instructions you submit. If you properly submit a proxy but do not specify your voting choice on one or more of the items listed in the accompanying Notice of Annual General Meeting of Shareholders, your shares will be voted as follows:
•
FOR the election of each of the three nominees for Class I director named below (Items 1a to 1c of Proposal No. 1);

•
FOR the approval, on a non-binding, advisory basis, of the compensation of our named executive officers (Proposal No. 2); and

•
FOR the ratification of  (i) the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered certified public accounting firm and (ii) the determination of PwC’s remuneration by the Audit Committee of our Board (Proposal No. 3).

If you hold your ordinary shares in street name through a brokerage account and you do not submit voting instructions to your broker, your broker may generally vote your ordinary shares in its discretion on routine matters. However, a broker cannot vote ordinary shares held in street name on non-routine matters unless the broker receives voting instructions from the street name holder. The proposal to ratify the appointment of PwC as our independent registered certified public accounting firm for the year ending December 31, 2017 and our Audit Committee’s determination of PwC’s remuneration (Proposal No. 3) is considered routine under applicable rules, while each of the other items to be submitted for a vote of shareholders at the Annual General Meeting is considered non-routine. Accordingly, if you hold your ordinary shares in street name through a brokerage account and you do not submit voting instructions to your broker, your broker may exercise its discretion to vote your ordinary shares on Proposal No. 3, but will not be permitted to vote your ordinary shares on any of the other items at the Annual General Meeting. If your broker exercises this discretion, your ordinary shares will be counted as present for the purpose of determining the presence of a quorum at the Annual General Meeting and will be voted on Proposal No. 3 in the manner directed by your broker, but your shares will constitute “broker non-votes” on each of the other items at the Annual General Meeting. Broker non-votes will not be counted as a vote cast with respect to these other items and therefore will not be counted in determining the outcome of the items.
Matters to be Presented
We are not aware of any matters to be presented for a vote at the Annual General Meeting other than those described in this Proxy Statement. If any matters not described in this Proxy Statement are properly presented at the meeting, your proxy, if properly submitted, gives authority to the proxy holders to vote your ordinary shares in accordance with their judgment.
Quorum
A quorum refers to the number of persons that must be in attendance at an annual general meeting of shareholders and the percentage of the total issued voting shares that must be represented at such meeting in order to lawfully conduct business. The presence of two or more persons, present in person or by proxy, holding in excess of 50% of the total issued ordinary shares entitled to vote will form a quorum for the transaction of business at the Annual General Meeting. Shares represented by properly submitted proxies that reflect abstentions or broker non-votes will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. If the persons present or represented by proxy at the Annual General Meeting constitute the holders of less than a majority of the outstanding ordinary shares entitled to vote as of the record date, the chairman of the Annual General Meeting may adjourn the meeting to a subsequent date for the purpose of obtaining a quorum.
Vote Necessary to Approve Proposals
The following summary describes the vote required to approve each of the proposals at the Annual General Meeting assuming a quorum has been established for the transaction of business at the meeting.
Election of Class I Directors (Proposal No. 1). Pursuant to our bye-laws, each director nominee receiving an affirmative majority of the votes cast with respect to his or her election will be elected as a Class I director. The majority voting standard does not apply, however, where the number of persons validly proposed for election as a director is greater than the number of directors to be elected. In such circumstances, directors will instead be elected by a plurality of the votes cast, meaning that the persons receiving the highest number of votes, up to the total number of directors to be elected at the meeting, will be elected.
At the Annual General Meeting, the number of director nominees validly proposed for election as a Class I director equals the number of directors to be elected. Therefore, in accordance with the majority voting standard, director nominees will be elected at the Annual General Meeting by an affirmative majority of the votes cast. Shareholders are not permitted to cumulate their shares for the purpose of electing directors.
For purposes of this proposal, abstentions and broker non-votes are not counted as votes cast and therefore will not be counted in determining the outcome of the election of directors.
All Other Proposals (Proposals No. 2 and 3). Pursuant to our bye-laws, the affirmative vote of a majority of the votes cast on the proposal at the meeting is required to approve each of Proposal No. 2 (advisory approval of the compensation of our named executive officers) and Proposal No. 3 (ratification of the appointment of PwC as our independent registered certified accounting firm and the Audit Committee’s determination of PwC’s remuneration). Notwithstanding this vote standard required by our bye-laws, Proposal No. 2 and Proposal No. 3 are advisory in nature and therefore not binding on our Company. Our Board will consider the outcome of the vote on each of these items in considering what action, if any, should be taken in response to the vote by shareholders. For purposes of these proposals, abstentions and broker non-votes, if any, are not counted as votes cast and therefore will not be counted in determining the outcome of any of these proposals.
Prior to the Annual General Meeting, we will select two or more inspectors of election for the meeting. Such inspectors will determine the number of ordinary shares represented at the Annual General Meeting, the existence of a quorum and the validity and effect of proxies. They will also receive and tabulate ballots and votes and determine the results thereof.
Revoking a Proxy
If you are a shareholder of record, you may revoke your proxy at any time before the Annual General Meeting by delivering a written notice of revocation to our General Counsel and Assistant Secretary at 7665 Corporate Center Drive, Miami, Florida 33126, prior to the Annual General Meeting, by submitting a later-dated proxy via the Internet, by telephone or by mail by the deadline specified on the Notice of Internet Availability or proxy card (only your latest proxy submitted prior to the Annual General Meeting will be counted), or by attending the Annual General Meeting and voting in person. If your shares are held in street name through a bank, broker or other nominee, you may change any previous voting instructions by submitting new voting instructions to the bank, broker or nominee holding your shares by the deadline specified on the Notice of Internet Availability or voting instruction form or by attending the Annual

General Meeting and voting in person if you have obtained a legal proxy from the bank, broker or nominee giving you the right to vote the shares at the Annual General Meeting. Attendance at the Annual General Meeting will not by itself constitute a revocation of any proxy or voting instructions.
Presentation of Financial Statements
In accordance with the Bermuda Companies Act 1981, as amended, and bye-law 78 of our Company, our Company’s audited financial statements for the year ended December 31, 2016 will be presented at the Annual General Meeting. Our Board has approved these statements. There is no requirement under Bermuda law that these statements be approved by shareholders, and no such approval will be sought at the meeting.
Terms Used in this Proxy Statement
Unless otherwise indicated or the context otherwise requires, references in this Proxy Statement to (i) “Apollo” refers to Apollo Global Management, LLC and its subsidiaries and the “Apollo Holders” refers to one or more of AIF VI NCL (AIV), L.P., AIF VI NCL (AIV II), L.P., AIF VI NCL (AIV III), L.P., AIF VI NCL (AIV IV), L.P., AAA Guarantor—Co-Invest VI (B), L.P., Apollo Overseas Partners (Delaware) VI, L.P., Apollo Overseas Partners (Delaware 892) VI, L.P., Apollo Overseas Partners VI, L.P., Apollo Overseas Partners (Germany) VI, L.P., AAA Guarantor—Co-Invest VII, L.P., AIF VI Euro Holdings, L.P., AIF VII Euro Holdings, L.P., Apollo Alternative Assets, L.P., Apollo Management VI, L.P., Apollo Management VII, L.P. and NCL Athene LLC, (ii) “TPG Global” refers to TPG Global, LLC, “TPG” refers to TPG Global and its affiliates and the “TPG Viking Funds” refers to one or more of TPG Viking, L.P., TPG Viking AIV I, L.P., TPG Viking AIV II, L.P., and TPG Viking AIV III, L.P. and/or certain other affiliated investment funds, each an affiliate of TPG, (iii) “Genting HK” refers to Genting Hong Kong Limited and/or its affiliates (Genting HK owns our ordinary shares indirectly through Star NCLC Holdings Ltd. (“Star NCLC”), its wholly owned subsidiary), (iv) “Sponsor(s)” refers to Genting HK, the Apollo Holders and/or the TPG Viking Funds, (v) the “Shareholders’ Agreement” refers to the amended and restated shareholders’ agreement, dated as of January 24, 2013, as further amended on November 19, 2014, among NCLH, Star NCLC, Genting HK, the Apollo Holders and the TPG Viking Funds, (vi) “Prestige” refers to Prestige Cruises International, Inc. and its consolidated subsidiaries (including its direct, wholly owned subsidiary, Prestige Cruise Holdings, Inc.), (vii) “Acquisition” refers to our acquisition of Prestige in November 2014, (viii) “Norwegian” refers to the Norwegian Cruise Line brand, (ix) “Oceania Cruises” refers to the Oceania Cruises brand and (x) and “Regent” refers to the Regent Seven Seas Cruises brand.

CORPORATE GOVERNANCE
Corporate Governance Guidelines
Our Board has adopted Corporate Governance Guidelines, which provide the framework for the governance of our Company and represent our Board’s current views with respect to selected corporate governance issues considered to be of significance to our shareholders. The Corporate Governance Guidelines direct our Board’s actions with respect to, among other things, Board composition, director qualifications and diversity considerations, director independence, Board committees, succession planning and the Board’s annual performance evaluation. A current copy of the Corporate Governance Guidelines is posted under “Corporate Governance” on our website at www.nclhltdinvestor.com.
Director Independence
Our Board currently consists of nine members. The Board has affirmatively determined that six of our nine directors, Mr. David M. Abrams, Mr. John W. Chidsey, Mr. Russell W. Galbut, Ms. Stella David, Mr.  Walter L. Revell, and Mr. Chad A. Leat, are independent under the applicable rules of the Nasdaq Stock Market LLC (“NASDAQ”) and rules and regulations of the SEC. Our Board determined that Mr. Adam M. Aron, Mr. Steve Martinez and Mr. Frank J. Del Rio are not independent. Our Board also previously determined that, during their respective periods of Board service, Mr. F. Robert Salerno, who resigned from our Board on July 5, 2016, was independent and each of Mr. Kevin Crowe and Mr. Karl Peterson, who each resigned from our Board on March 7, 2016, was not independent. In considering the independence of each director, our Board reviews information provided by each director and considers whether any director has a relationship that would interfere with the director’s exercise of independent judgment in carrying out his or her responsibilities as a director.
Committees of our Board and Meetings
Our Company is governed by our Board and various committees of our Board that meet throughout the year. The standing committees of our Board include: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. The functions of each of these committees are described below. Each committee has adopted a written charter and a copy of each committee charter is posted under “Corporate Governance” on our website at www.nclhltdinvestor.com. In addition to these committees, our Board may, from time to time, authorize additional Board committees to assist the Board in its responsibilities.
Board Meeting Attendance
During 2016, there were four regular meetings of our Board and one special telephonic Board meeting to approve our budget, five meetings of our Audit Committee, four meetings of our Compensation Committee and two meetings of our Nominating and Governance Committee. Each of our directors attended at least 75% of the aggregate of all meetings of our Board and of any committees on which he or she served during 2016. Pursuant to our Corporate Governance Guidelines, in addition to regularly scheduled Board meetings, during 2016 our independent directors held three regularly scheduled executive sessions without the presence of Company management.
We do not have a formal policy regarding Board member attendance at the annual general meeting of shareholders. Eight of our directors attended the annual general meeting of shareholders in 2016 in person or telephonically.
Audit Committee
Our Audit Committee consists of Mr. Chad A. Leat (Chairman), Mr. Walter L. Revell, and Mr. John W. Chidsey. Our Board has determined that each of Messrs. Leat, Revell and Chidsey qualify as an audit committee financial expert as defined in Item 407(d)(5) of Regulation S-K. Mr. Leat’s, Mr. Revell’s and Mr.  Chidsey’s biographies are each set forth under “Proposal 1—Election of Directors” below. Each of Messrs. Leat, Revell, and Chidsey are independent as independence is defined in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and under the applicable rules of

NASDAQ. Our Board previously determined that Mr. F. Robert Salerno, who stepped down from our Audit Committee on July 5, 2016, was independent as independence is defined in Rule 10A-3 under the Exchange Act and under applicable NASDAQ rules during the period of his service on our Audit Committee.
The principal duties and responsibilities of our Audit Committee are as follows:
•
to oversee and monitor the integrity of our financial statements;

•
to monitor our financial reporting process and internal control system;

•
to appoint our independent registered certified public accounting firm from time to time, determine their compensation and other terms of engagement and oversee their work;

•
to oversee the performance of our internal audit function; and

•
to oversee our compliance with legal, ethical and regulatory matters.

Our Audit Committee has the power to investigate any matter brought to its attention within the scope of its duties. It also has the authority to retain counsel and advisors to fulfill its responsibilities and duties.
Compensation Committee
Our Compensation Committee consists of Mr. John W. Chidsey (Chairman), Mr. Chad A. Leat and Mr. Russell W. Galbut. Each of the current members of our Compensation Committee is an independent director under applicable NASDAQ rules. Our Board previously determined that Mr. Steve Martinez, who stepped down from our Compensation Committee on March 29, 2016, was not independent.
The principal duties and responsibilities of our Compensation Committee are as follows:
•
to provide oversight of the planning, design and implementation of our Company’s overall compensation and benefits strategies and to approve (or recommend that our Board approve) changes to our executive compensation plans, incentive compensation plans, equity-based plans and benefits plans;

•
to establish and administer incentive compensation, benefit and related plans;

•
to establish corporate goals, objectives, salaries, incentives and other forms of compensation for our President and Chief Executive Officer and our other executive officers;

•
to provide oversight of and review the performance of our President and Chief Executive Officer and other executive officers; and

•
to review and make recommendations to our Board with respect to the compensation and benefits of our non-employee directors.

Our Compensation Committee is also responsible for reviewing the Compensation Discussion and Analysis included in this Proxy Statement and for preparing the Compensation Committee Report included in this Proxy Statement.
Our Compensation Committee takes into account recommendations of our President and Chief Executive Officer in reviewing and determining the compensation, including equity awards, of our executive officers, other than our President and Chief Executive Officer. In addition, our Compensation Committee retains the power to appoint and delegate matters to a subcommittee comprised of at least one member of our Compensation Committee. Our Compensation Committee does not currently intend to delegate any of its responsibilities to a subcommittee.
Our Compensation Committee is authorized to retain compensation consultants to assist in the review and analysis of the compensation of our executive officers. As further described under “Executive Compensation—Compensation Discussion and Analysis” below, our Compensation Committee engaged Compensia, Inc. (“Compensia”) in 2016 to advise it regarding the amount and types of compensation that we provide to our executive officers, how our compensation practices compared to the compensation practices of other companies and to advise on matters related to our incentive compensation structures. Our Compensation Committee has assessed the independence of Compensia and concluded that its engagement of Compensia does not raise any conflict of interest.
Nominating and Governance Committee
Our Nominating and Governance Committee consists of Mr. David M. Abrams (Chairman), Mr.  John W. Chidsey and Ms. Stella David. Each of the current members of our Nominating and Governance Committee is an independent director under applicable NASDAQ rules. Our Board previously determined that, during their respective periods of service on our Nominating and Governance Committee, Mr.  F. Robert Salerno, who stepped down from our Nominating and Governance Committee on July 5, 2016, was independent and Mr. Adam M. Aron, who stepped down from our Nominating and Governance Committee on March 29, 2016, was not independent.
The principal duties and responsibilities of our Nominating and Governance Committee are as follows:
•
to make recommendations to our Board regarding the size and composition of our Board and its committees, establish criteria for our Board and committee membership and recommend to our Board proposed nominees for election to our Board and for membership on committees of our Board;

•
to make recommendations regarding proposals submitted by our shareholders;

•
to oversee the evaluation process of our Board;

•
to make recommendations to our Board regarding management succession; and

•
to make recommendations to our Board regarding our Board’s governance matters and practices.

The Nomination Process
At an appropriate time prior to each annual general meeting of shareholders at which directors are to be elected, our Nominating and Governance Committee recommends to our Board for nomination by our Board such candidates as our Nominating and Governance Committee, in the exercise of its judgment, has found to be well qualified and willing and available to serve. In addition, our Nominating and Governance Committee recommends candidates to serve on our Board at other times during the year, as needed.
As set forth in our Corporate Governance Guidelines, our Nominating and Governance Committee seeks to elect directors who: (1) understand elements relevant to the success of a publicly traded company, (2) understand our business and (3) have a strong educational and professional background. In selecting director nominees for membership on our Board, our Nominating and Governance Committee may also consider the individual’s independence, character, ability to exercise sound judgment and demonstrated leadership skills. Our Nominating and Governance Committee evaluates the composition of our Board to ensure that our Board encompasses a broad range of skills, expertise, industry knowledge and diversity of background and experience. In the beginning of 2017, our Board formalized its commitment to seeking out women and minority candidates as well as candidates with diverse backgrounds, experiences and skills as part of each search for new directors in our Company’s revised Corporate Governance Guidelines. We also welcomed our first female director, Ms. Stella David, to our Board in 2017.
From time to time, our Nominating and Governance Committee may engage a third-party search firm to assist it in identifying candidates for our Board. For example, our Nominating and Governance Committee retained a search firm to identify Ms. Stella David as a director candidate. Our Nominating and Governance Committee will identify and consider candidates suggested by outside directors, management and/or shareholders and evaluate them in accordance with its established criteria. In addition, certain of our Sponsors have rights to nominate directors and our Nominating and Governance Committee must follow those requirements for as long as we are subject to those requirements. See “Proposal 1—Election of Directors” below.

Director candidates recommended by shareholders will be considered in the same manner as recommendations received from other sources. If a shareholder desires to recommend a director candidate for consideration by our Nominating and Governance Committee, recommendations should be sent in writing to the General Counsel and Assistant Secretary, Norwegian Cruise Line Holdings Ltd., 7665 Corporate Center Drive Miami, Florida 33126, together with appropriate biographical information concerning each proposed director candidate. Our Nominating and Governance Committee may request additional information concerning the director candidate as it deems reasonably necessary to determine the eligibility and qualification of the director candidate to serve as a member of our Board. Shareholders who are recommending candidates for consideration by our Board in connection with the next annual general meeting of shareholders should submit their written recommendation no later than January 1 of the year of that meeting.
Board Leadership Structure
Our Board believes its current leadership structure best serves the objectives of our Board’s oversight of management, our Board’s ability to carry out its roles and responsibilities on behalf of our shareholders, and our overall corporate governance. As summarized in the table below, our Board and each of its committees are currently led by independent directors, with our President and Chief Executive Officer separately serving as a member of our Board. Our Board believes that participation of our President and Chief Executive Officer as a director, while keeping the roles of President and Chief Executive Officer and Chairman of the Board separate, provides the proper balance between independence and management participation at this time. By having a separate Chairman of the Board, we maintain an independent perspective on our business affairs, and at the same time, through the President and Chief Executive Officer’s participation as a director, our Board receives valuable experience regarding our business and maintains a strong link between management and our Board, which promotes clear communication, enhances strategic planning, and improves implementation of corporate strategies.
The current leadership structure of our Board consists of:
Name	Title
Frank J. Del Rio	President, Chief Executive Officer and Director
Walter L. Revell	Chairman of the Board
Chad A. Leat	Chairman of the Audit Committee
John W. Chidsey	Chairman of the Compensation Committee
David M. Abrams	Chairman of the Nominating and Governance Committee
Our Board periodically reviews the leadership structure of our Board and may make changes in the future.
Board Role in Risk Oversight
One of the principal functions of our Board is to provide oversight concerning the assessment and management of risk related to our business. Our Board is involved in risk oversight through its approval authority with respect to fundamental financial and business strategies and major corporate activities, as well as through its oversight of management and the committees of our Board. Management is responsible for identifying the material risks facing us, implementing appropriate risk management strategies and ensuring the information with respect to material risks is shared with our Board or the appropriate committee of our Board. In connection with this responsibility, members of management provide regular reports to our Board regarding business operations and strategic planning, financial planning and budgeting and regulatory matters, including any material risk to us relating to such matters.
Our Board uses its committees to assist in their risk oversight function as follows:
•
Our Audit Committee is responsible for oversight of our financial controls and compliance activities. Our Audit Committee also oversees management’s process of identifying areas of major risk exposure facing us and the steps management has taken to monitor and control those risk exposures. Our Audit Committee receives regular reports from our Vice President of Internal

Audit and receives reports from our Vice President of Enterprise Risk Management to provide our Audit Committee with a risk-based approach to overseeing our business.
•
Our Compensation Committee is responsible for oversight of risks associated with our compensation programs.

•
Our Nominating and Governance Committee is responsible for oversight of risk associated with Board processes, corporate governance and management succession.

As needed at regular meetings of our Board, the committee members report to the full Board regarding matters reported and discussed at any committee meetings, including any matters relating to risk assessment or risk management. Our President and Chief Executive Officer, Executive Vice President and Chief Financial Officer and Senior Vice President, General Counsel and Assistant Secretary regularly attend meetings of these committees when they are not in executive session, and often report on matters that may not be otherwise addressed at these meetings. In addition, our directors are encouraged to communicate directly with members of management regarding matters of interest, including matters related to risk, at times when meetings are not being held.
Our Board believes that the structure and assigned responsibilities described above provide the appropriate focus, oversight and communication of key risks we face. Our Board also believes that the processes it has established to administer our Board’s risk oversight function would be effective under a variety of leadership frameworks and therefore do not have a material effect on our Board’s leadership structure described under “—Board Leadership Structure” above.
Family Relationships
There are no family relationships between or among any of our executive officers and directors or director nominees.
Policy Against Hedging
We have an insider trading policy, which, among other things, prohibits our senior officers and the members of our Board from engaging in any speculative or hedging transactions in our securities. We prohibit hedging transactions such as the purchase or sale of put options, and similar arrangements or instruments designed to hedge or offset decreases in the market value of our securities. No senior officers, including our NEOs (as defined under “Compensation Discussion and Analysis”), or directors may engage in short sales of our securities or engage in transactions involving Company-based derivative securities.
Code of Ethical Business Conduct
We have adopted a Code of Ethical Business Conduct that applies to all of our employees, including our principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions, and our directors. These standards are designed to deter wrongdoing and to promote honest and ethical conduct. The Code of Ethical Business Conduct is posted on our website, www.nclhltdinvestor.com, under “Corporate Governance.” We intend to disclose waivers from, and amendments to, our Code of Ethical Business Conduct that apply to our directors and executive officers, including our principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions, by posting such information on our website, www.nclhltdinvestor.com, to the extent required by applicable rules of the NASDAQ and rules and regulations of the SEC.
Contacting Members of our Board
Shareholders may send written communications to our Board or to specified individuals on our Board, c/o Norwegian Cruise Line Holdings Ltd.’s General Counsel and Assistant Secretary at 7665 Corporate Center Drive, Miami, Florida 33126. All mail received will be opened and communications from verified shareholders that relate to matters that are within the scope of the responsibilities of our Board, other than solicitations, junk mail and frivolous or inappropriate communications, will be forwarded to the Chairman of our Board or any specified individual director, as applicable. If the correspondence is addressed to our Board, the Chairman will distribute it to our other Board members if he determines it is appropriate for our full Board to review.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The table below sets forth information regarding the beneficial ownership of our equity securities as of March 20, 2017 (except where another date is indicated) by:
•
each person that is known by us to be a beneficial owner of more than 5% of our outstanding equity securities;

•
each of our Named Executive Officers (as defined under “Compensation Discussion and Analysis”);

•
each of our current directors and director nominees; and

•
all current directors and current executive officers as a group.

Pursuant to the Shareholders’ Agreement, Genting HK, subject to certain consent rights, granted to the Apollo Holders the right to vote our ordinary shares held by affiliates of Genting HK, and the TPG Viking Funds granted the Apollo Holders the right to vote our ordinary shares that are held by the TPG Viking Funds in connection with certain transactions that require the vote of our shareholders. We refer you to “Certain Relationships and Related Party Transactions” for more details on our relationship with our Sponsors and the Shareholders’ Agreement.
There were 227,876,696 ordinary shares issued and outstanding as of March 20, 2017.
The amounts and percentages of our ordinary shares beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities (including as further described in the footnotes to the following table). Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he has no economic interest. Except as otherwise indicated in the footnotes below, as provided in the Shareholders’ Agreement described below and as subject to applicable community property laws, each of the beneficial owners has, to our knowledge, sole voting and investment power with respect to the indicated ordinary shares. Unless indicated otherwise, the address of each individual listed in the table is c/o Norwegian Cruise Line Holdings Ltd., 7665 Corporate Center Drive, Miami, Florida 33126.
	Ordinary Shares Beneficially Owned
Name and Address(1)	Number	Percent
Apollo Holders(2)	36,103,782	15.8%
Star NCLC(3)	25,398,307	11.1%
T. Rowe Price Associates, Inc.(4)	23,165,587	10.2%
Capital International Investors(5)	12,904,558	5.7%
The Vanguard Group(6)	11,996,903	5.3%
TPG Viking Funds(7)	5,329,834	2.3%
Steve Martinez(8)	—	—
Adam M. Aron	2,167	*
David M. Abrams	4,221	*
John W. Chidsey	12,166	*
Walter L. Revell	14,821	*
Stella David	—	—
Chad A. Leat	8,879	*
Russell W. Galbut(9)	423,714	*

	Ordinary Shares Beneficially Owned
Name and Address(1)	Number	Percent
Frank J. Del Rio(10)	322,946	*
Wendy A. Beck(11)	537,780	*
Robert Binder(12)	17,025	*
Andrew Stuart(13)	484,979	*
T. Robin Lindsay(14)	87,590	*
All current directors and current executive officers as a group (17 persons)(15)	2,225,374	*

*
Indicates less than one percent.

(1)
This table is based on information supplied to us by our executive officers, directors and principal shareholders or included in Schedules 13D and 13G filed with the SEC.

(2)
The Apollo Holders (NCL Athene LLC, AIF VI NCL (AIV), L.P., AIF VI NCL (AIV II), L.P., AIF VI NCL (AIV III), L.P., AIF VI NCL (AIV IV), L.P., Apollo Overseas Partners (Delaware) VI, L.P., Apollo Overseas Partners (Delaware 892) VI, L.P., Apollo Overseas Partners VI, L.P., Apollo Overseas Partners (Germany) VI, L.P., AAA Guarantor—Co-Invest VII, L.P., AIF VI Euro Holdings, L.P., AIF VII Euro Holdings, L.P., Apollo Alternative Assets, L.P., Apollo Management VI, L.P. and Apollo Management VII, L.P.) hold of record an aggregate of 36,103,782 of our ordinary shares. Under the terms of the Shareholders’ Agreement, the Apollo Holders also have the right to vote the 25,398,307 ordinary shares of our Company held by affiliates of Genting HK (including Star NCLC), and the 5,329,834 ordinary shares of our Company held by the TPG Viking Funds, in connection with certain transactions that require the vote of our shareholders, and to consent to certain transfers of such shares. The Apollo Holders also have the right under the Shareholders’ Agreement to, under certain circumstances, require each of Star NCLC Holdings Ltd., TPG Viking, L.P., TPG Viking AIV I, L.P., TPG Viking AIV II, L.P. and TPG Viking AIV III, L.P. to sell the ordinary shares of our Company held by such entity to a third party purchaser. See “Certain Relationships and Related Party Transactions—The Shareholders’ Agreement.” Athene Asset Management, L.P. serves as the investment manager to the managing members of NCL Athene LLC and the Apollo affiliate that serves as the general partner of Athene Asset Management, L.P., is an affiliate of Apollo Capital Management, L.P., which is an affiliate of Apollo Management Holdings, L.P. The Apollo affiliate that serves as the general partner or managing general partner of each of Apollo Overseas Partners (Delaware) VI, L.P., Apollo Overseas Partners (Delaware 892) VI. L.P., Apollo Overseas Partners VI, L.P. and Apollo Overseas Partners (Germany) VI. L.P. is an affiliate of Apollo Principal Holdings I, L.P. Apollo Principal Holdings I GP, LLC is the general partner of Apollo Principal Holdings I, L.P. The Apollo affiliate that serves as the general partner of AIF VI NCL (AIV), L.P., AIF VI NCL (AIV II), L.P., AIF VI NCL (AIV III), L.P., AIF VI NCL (AIV IV), L.P. and AIF VI Euro Holdings, L.P., and the Apollo affiliate that serves as the general partner of AIF VII Euro Holdings, L.P., are each an affiliate of Apollo Principal Holdings III, L.P. Apollo Principal Holdings III GP, Ltd. is the general partner of Apollo Principal Holdings III, L.P. Apollo Alternative Assets, L.P., which is also an affiliate of Apollo Management Holdings, L.P., provides management services to AAA Guarantor—Co-Invest VII, L.P., and to the Apollo affiliate that serves as the general partner of AAA Guarantor—Co-Invest VII, L.P. Apollo Management VI, L.P. and Apollo Management VII, L.P., which serve as the managers of AIF VI NCL (AIV), L.P., AIF VI NCL (AIV II), L.P., AIF VI NCL (AIV III), L.P., AIF VI NCL (AIV IV), L.P., Apollo Overseas Partners VI, L.P., Apollo Overseas Partners (Delaware) VI, L.P., Apollo Overseas Partners (Delaware 892) VI, L.P., Apollo Overseas Partners (Germany) VI, L.P. and AIF AIF VI Euro Holdings, L.P., and AIF VII Euro Holdings, L.P., respectively, are also each affiliates of Apollo Management Holdings, L.P. Apollo Management Holdings GP, LLC is the general partner of Apollo Management Holdings, L.P. Leon Black, Joshua Harris and Marc Rowan are the managers of Apollo Principal Holdings I GP, LLC, the managers, as well as executive officers, of Apollo Management Holdings GP, LLC, and the directors of Apollo Principal Holdings III GP, Ltd. and as such may be deemed to have voting and dispositive control over our ordinary shares that are held by the Apollo Holders. The address for NCL Athene LLC is 96 Pitts Bay Road, Pembroke, Bermuda HM08. The address for each of Apollo Overseas Partners (Delaware) VI, L.P., Apollo Overseas Partners (Delaware 892) VI, L.P., Apollo Alternative Assets, L.P., Apollo Principal Holdings I, L.P. and Apollo Principal Holdings I GP, LLC is One Manhattanville Road, Suite 201, Purchase, New York 10577. The address for each of Athene Asset Management, L.P., Apollo Overseas Partners VI, L.P., Apollo Overseas Partners (Germany) VI, L.P., AIF VI NCL (AIV), L.P., AIF VI NCL (AIV II), L.P., AIF VI NCL (AIV III), L.P., AIF VI NCL (AIV IV), L.P., AIF VI Euro Holdings, L.P., AIF VII Euro Holdings, L.P., Apollo Principal Holdings III, L.P. and Apollo Principal Holdings III GP, Ltd. is c/o Intertrust Corporate Services (Cayman) Limited, 190 Elgin Street, George Town, Grand Cayman KY1-9005, Cayman Islands. The address for AAA Guarantor—Co-Invest VII, L.P. is Trafalgar Court, Les Banques, GY1 3QL, St. Peter Port, Guernsey, Channel Islands. The address for Apollo Capital Management, L.P., Apollo Management VI, L.P., Apollo Management VII, L.P., Apollo Management Holdings, L.P. and Apollo Management Holdings GP, LLC, and for Messrs. Black, Harris and Rowan, is 9 W. 57th Street, 43rd Floor, New York, New York 10019.
(3)
Star NCLC, a Bermuda company, is a wholly owned subsidiary of Genting HK. Genting HK owns our ordinary shares indirectly through Star NCLC. The address of each of Genting HK and Star NCLC is c/o Suite 1501, Ocean Centre, 5 Canton Road, Tsimshatsui, Kowloon, Hong Kong SAR. As of March 20, 2017, the principal shareholder of Genting HK is:

Percentage Ownership in Genting HK
Golden Hope Limited (“GHL”)(a)	70.78%

(a)
GHL is a company incorporated in the Isle of Man acting as trustee of the Golden Hope Unit Trust, a private unit trust which is held directly and indirectly by First Names Trust Company (Isle of Man) Limited, as trustee of a discretionary trust, the beneficiaries of which are Tan Sri Lim Kok Thay and certain members of his family.

(4)
The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202. Of the amount reported as beneficially owned, T. Rowe Price Associates, Inc. has sole voting power over 6,979,672 ordinary shares, shared voting power over no ordinary shares and sole dispositive power over all 23,165,587 ordinary shares. The foregoing information is as of December 31, 2016 and is based solely on a Schedule 13G filed by T. Rowe Price Associates, Inc. with the SEC on February 7, 2017.

(5)
The address of Capital International Investors, a division of Capital Research and Management Company, is 11100 Santa Monica Boulevard, 16th Floor, Los Angeles, California 90025. Of the amount reported as beneficially owned, Capital International Investors has sole voting power over 12,206,806 ordinary shares, shared voting power over no ordinary shares and sole dispositive power over all 12,904,558 ordinary shares. Capital International Investors disclaims beneficial ownership of all of such ordinary shares. The foregoing information is as of December 30, 2016 and is based solely on a Schedule 13G filed by Capital International Investors with the SEC on February 13, 2017.

(6)
The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. Of the amount reported as beneficially owned, The Vanguard Group has sole voting power over 131,635 ordinary shares, shared voting power over 30,106 ordinary shares, sole dispositive power over 11,834,294 ordinary shares and shared dispositive power over 162,609 ordinary shares. The foregoing information is as of December 31, 2016 and is based solely on a Schedule 13G filed by The Vanguard Group with the SEC on February 10, 2017.

(7)
TPG Viking, L.P., a Delaware limited partnership (“Viking L.P.”), TPG Viking AIV I, L.P., a Cayman Islands exempted limited partnership (“Viking AIV I”), TPG Viking AIV II, L.P., a Cayman Islands exempted limited partnership (“Viking AIV II”), and TPG Viking AIV III, L.P., a Delaware limited partnership (“Viking AIV III”), hold an aggregate of 5,329,834 of our ordinary shares. The general partner of Viking L.P. is TPG GenPar V, L.P., a Delaware limited partnership, whose general partner is TPG GenPar V Advisors, LLC, a Delaware limited liability company, whose sole member is TPG Holdings I, L.P., a Delaware limited partnership, whose general partner is TPG Holdings I-A, LLC, a

Delaware limited liability company, whose sole member is TPG Group Holdings (SBS), L.P., a Delaware limited partnership (“Group Holdings”), whose general partner is TPG Group Holdings (SBS) Advisors, Inc., a Delaware corporation (“Group Advisors”). The general partner of each of Viking AIV I, Viking AIV II and Viking AIV III is TPG Viking AIV GenPar, L.P., a Cayman Islands exempted limited partnership, whose general partner is TPG Viking AIV GenPar Advisors, Inc., a Cayman Islands exempted company, whose sole shareholder is TPG Holdings III, L.P., a Delaware limited partnership, whose general partner is TPG Holdings III-A, L.P., a Delaware limited partnership, whose general partner is TPG Holdings III-A, Inc., a Cayman Islands exempted company, whose sole shareholder is Group Holdings. David Bonderman and James G. Coulter are officers and sole shareholders of Group Advisors and may therefore be deemed to be the beneficial owners of the ordinary shares held by the TPG Viking Funds (the “TPG Shares”). Messrs. Bonderman and Coulter disclaim beneficial ownership of the TPG Shares except to the extent of their pecuniary interest therein. The address of each of the TPG Viking Funds, Group Advisors and Messrs. Bonderman and Coulter is c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102.
(8)
Mr. Martinez is affiliated with Apollo as a senior partner of Apollo Management, L.P. Mr. Martinez disclaims beneficial ownership of any of our ordinary shares that are beneficially owned by any of the Apollo Holders or Apollo’s other affiliates. The address of Mr. Martinez is c/o Apollo Management, L.P., 9 West 57th Street, 43rd floor, New York, New York 10019.

(9)
Includes 389,917 ordinary shares held indirectly through RonRuss Partners, Ltd.

(10)
Reflects our ordinary shares and 114,583 ordinary shares issuable upon the exercise of options that are exercisable on or within 60 days of March 20, 2017. Includes 40,160 shares held indirectly through Breeze Hill Investments, LLC, 17,912 shares held indirectly through GCO Management, LLC, which is owned by a family trust and 27,875 shares owned indirectly by a family trust. Mr. Del Rio has shared voting and investment power over the shares held through Breeze Hill Investments, LLC.

(11)
Reflects our ordinary shares and 291,461 ordinary shares issuable upon the exercise of options that are exercisable on or within 60 days of March 20, 2017. Includes 1,200 ordinary shares held by Ms. Beck’s children for which she serves as custodian. 216,535 ordinary shares are pledged to secure a line of credit.

(12)
Reflects our ordinary shares and 12,500 ordinary shares issuable upon the exercise of options that are exercisable on or within 60 days of March 20, 2017.

(13)
Reflects our ordinary shares and 210,551 ordinary shares issuable upon the exercise of options that are exercisable on or within 60 days of March 20, 2017. 270,800 ordinary shares are pledged to secure a line of credit.

(14)
Reflects our ordinary shares and 29,166 ordinary shares issuable upon the exercise of options that are exercisable on or within 60 days of March 20, 2017.

(15)
Reflects our ordinary shares and 853,105 ordinary shares issuable upon the exercise of options that are exercisable on or within 60 days of March 20, 2017 that are held collectively by our current directors and current executive officers.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires the members of our Board, our executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC reports of ownership and reports of changes in ownership of our equity securities. These persons are required by SEC regulations to furnish us with copies of all of these reports that they file. To our knowledge, based solely on our review of the copies of such reports, including any amendments thereto, furnished to us and written responses to annual directors’ and officers’ questionnaires that no other reports were required, all Section 16(a) reports required to be filed during 2016 were timely filed.

PROPOSAL 1 — ELECTION OF DIRECTORS
General
In accordance with our bye-laws, the number of directors comprising our Board will be determined from time to time by resolution of our Board, provided that there shall be at least seven but no more than eleven directors. The composition of our Board and committees of our Board are subject to requirements in the Shareholders’ Agreement. Our Board currently consists of nine directors. Under our bye-laws, our Board is divided into three classes, each of whose members serve for staggered three-year terms. Information as to the directors currently comprising each class of directors, their independence and the current expiration date of the term of each class of directors is set forth in the following table:
Class	Directors Comprising Class (1)	Current Term Expiration Date
Class I	David M. Abrams ♦ John W. Chidsey ♦ Russell W. Galbut ♦	2017 Annual General Meeting
Class II	Adam M. Aron(2) Stella David ♦ Walter L. Revell ♦	2018 Annual General Meeting
Class III	Steve Martinez Frank J. Del Rio Chad A. Leat ♦	2019 Annual General Meeting

(1)
Messrs. Abrams, Chidsey, Aron, and Martinez were originally appointees of the Apollo Holders. Mr. Revell was originally an appointee of Genting HK. Mr. Del Rio was appointed to our Board in accordance with his amended employment agreement.

(2)
Mr. Aron was a paid consultant for Apollo and received $600,000 per year in connection with specified consulting services. These services included, among other things, an agreement to serve on company boards, including our Board. His consulting agreement with Apollo expired in March 2017.

♦
Indicates independence.

Each director is to hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. A director appointed by our Board to fill a vacancy (including a vacancy created by an increase in the size of our Board) will serve for the remainder of the term of the class of directors in which the vacancy occurred and until his or her successor is elected and qualified, or until his or her earlier death, resignation, or removal.
At any meeting of our Board, except as otherwise required by law, our bye-laws provide that a majority of the total number of directors then in office will constitute a quorum for all purposes. Pursuant to the Shareholders’ Agreement, the Apollo Holders and Genting HK, for so long as certain conditions are met, have rights to nominate directors on our Board. Genting HK waived certain rights related to our Board on April 9, 2015 and the Apollo Holders have refrained from exercising certain rights related to our Board in the interest of increasing the independence of our Board. We refer you to “Certain Relationships and Related Party Transactions—The Shareholders’ Agreement” for more information regarding Genting HK’s waiver, the governance arrangements for our Company among our Sponsors and the process for selection of directors by certain of our Sponsors.
As discussed in greater detail under “Corporate Governance—Director Independence,” our Board has determined that six of the current members of our Board are independent directors within the meaning of the listing standards of NASDAQ and applicable rules and regulations of the SEC.
At the Annual General Meeting, three directors will be elected to our Board as Class I directors. Our Nominating and Governance Committee recommended, and our Board nominated, each of Messrs. David M. Abrams, John W. Chidsey and Russell W. Galbut as nominees for election as Class I members of our Board at the Annual General Meeting. If elected, each of the nominees will serve until our 2020 annual general meeting and until his successor is elected and qualified, or until his earlier death, resignation, or removal.

If any of the nominees becomes unable or unwilling for good cause to serve if elected, shares represented by validly delivered proxies will be voted for the election of a substitute nominee designated by our Board or our Board may determine to reduce the size of our Board, subject, in each case, to the requirements of our Shareholders’ Agreement. Each person nominated for election has consented to be named in this Proxy Statement and agreed to serve if elected.
Directors Standing for Election
Set forth below is biographical information for the nominees as well as the key attributes, experience and skills that our Board believes each nominee brings to our Board.
David M. Abrams, age 50, became a director of our Company in April 2014. He has been the Senior Managing Director of Cerberus European Capital Advisors, LLP since January 2016. He was previously a Partner of Apollo Global Management, LLC having founded the Apollo European Principal Finance Fund franchise which he ran from 2007 until 2015. In November 2014, Mr. Abrams became the Co-Managing Partner of the Scranton/Wilkes-Barre RailRiders, the AAA-Affiliate of the New York Yankees. In January 2015, Mr. Abrams acquired and became the Chairman of Keemotion SPRL, a leading sports technology company with operations in the U.S. and Europe. From 1996 through 2007, Mr. Abrams was a Managing Director in the Leveraged Finance Group of Credit Suisse, based in London and New York. From 2004 through 2007, he founded and was the Head of the Specialty Finance Investment business which included investing in non-performing loans portfolios and distressed assets. From 1996 through 2004, Mr. Abrams was a founding member and Co-Head of the top ranked Global Distressed Sales and Trading Group at Credit Suisse (and its predecessor Donaldson, Lufkin & Jenrette, Inc.). Mr. Abrams began his career in 1989 as an analyst in the Investment Banking Division of Bear, Stearns & Co. and then as an associate/vice president at the Argosy Group, a boutique corporate restructuring firm. Mr. Abrams graduated cum laude with a BS in Economics from the University of Pennsylvania’s Wharton School of Business. In light of Mr. Abrams’s business and finance experience, we believe that it is appropriate for Mr. Abrams to serve as a director of our Company.
John W. Chidsey, age 54, became a director of our Company in April 2013. He is an executive board member of TopTech Holdings, LLC (formerly HotSchedules and the Red Book Connect), a company that helps the retail, restaurant and hospitality industries solve complex managerial challenges, increase operational efficiency and improve profitability through a comprehensive, cloud-based technology platform. Mr. Chidsey was previously the chairman and chief executive officer of Burger King Corporation. Prior to being named chief executive officer, he served as president and chief financial officer, and prior to that as president of the Americas and as president of North America. Prior to his appointment at Burger King Corporation in March 2004, Mr. Chidsey served as chairman and CEO for two corporate divisions at Cendant: the Vehicle Services Division, a $5.9 billion division, which included Avis Rent A Car, Budget Rent A Car Systems, PHH and Wright Express, and the Financial Services Division, a $1.4 billion division that included Jackson Hewitt. He joined Cendant in 1996 as Senior Vice President, Preferred Alliances. From 1992 to 1995, Mr. Chidsey served in various senior leadership positions with Pepsi, including as the director of finance of Pepsi-Cola Eastern Europe and the chief financial officer of PepsiCo World Trading Co., Inc. Mr. Chidsey holds a master’s of business administration degree in finance and accounting and a Juris Doctorate from Emory University, as well as a bachelor’s degree from Davidson College. He serves on the board of Instawares Holding Company in Atlanta, Georgia, Talon Aerolytics in Atlanta, Georgia, HealthSouth in Birmingham, Alabama, Taco Bueno in Dallas, Texas and on the Board of Trustees for Davidson College in Davidson, North Carolina. Mr. Chidsey is a certified public accountant and a member of the Georgia Bar Association. In light of Mr. Chidsey’s business experience, we believe that it is appropriate for Mr. Chidsey to serve as a director of our Company.
Russell W. Galbut, age 64, became a director of our Company in November 2015. He currently serves as the Managing Principal of Crescent Heights, one of America’s largest and most respected residential developers of quality condominiums. Mr. Galbut has been active in the urban mixed-use real estate sector for over 31 years. After graduating from Cornell University School of Hotel Administration, Mr. Galbut became a Florida licensed CPA (currently inactive). In 1980, Mr. Galbut received his J.D. degree from the University of Miami School of Law. Mr. Galbut served as a member of the Board of Directors of Prestige or its predecessor from September 2005 until our Company’s acquisition of Prestige in November 2014. He also previously served on several charitable boards, and serves on the Dean’s Advisory Board for the Cornell University School of Hotel Administration. In light of Mr. Galbut’s comprehensive business experience and background in hospitality, we believe that it is appropriate for Mr. Galbut to serve as a director of our Company. Mr. Galbut was identified for consideration by our Nominating and Governance Committee as a director nominee by our President and Chief Executive Officer.
Board Recommendation
OUR BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED ABOVE.
Directors Continuing in Office
The following is biographical information on the remainder of our directors continuing in office as well as the key attributes, experience and skills that our Board believes such current directors contribute to our Board.
Class II Directors
The following Class II directors are serving for a term ending in 2018:
Adam M. Aron, age 62, became a director of our Company in January 2008. In January 2016, Mr. Aron became the Chief Executive Officer and President of AMC Entertainment Holdings, Inc. Mr. Aron also served as Chief Executive Officer of Starwood Hotels & Resorts Worldwide, Inc., on an interim basis, from February 2015 until December 2015. Since 2006, he has been Chairman and Chief Executive Officer of World Leisure Partners, Inc., a personal consultancy for matters related to travel and tourism, high-end real estate development and professional sports and which sometimes has acted in partnership with Apollo. Mr. Aron has previously served as Chief Executive Officer of the Philadelphia 76ers from 2011 to 2013, Chairman of the Board and Chief Executive Officer of Vail Resorts, Inc., from 1996 to 2006; President and Chief Executive Officer of Norwegian Cruise Line, from 1993 to 1996; Senior Vice President of Marketing for United Airlines, from 1990 to 1993; and Senior Vice President-Marketing for Hyatt Hotels Corporation, from 1987 to 1990. Between August 2006 and December 2015, Mr. Aron served on the board of directors of Starwood Hotels and Resorts Worldwide, Inc. and, prior to the Acquisition, served on the board of Prestige. He is a member of the Council on Foreign Relations, and is a former member of the Young Presidents’ Organization and Business Executives for National Security. Mr. Aron received a Master’s of Business Administration degree with Distinction from the Harvard Business School and a Bachelor of Arts degree, cum laude, from Harvard College. Mr. Aron has 37 years of experience managing companies operating in the travel, leisure and entertainment industries and provides our Board with, among other skills, valuable insight and perspective on the travel and leisure operations of our Company. In light of Mr. Aron’s business experience, we believe that it is appropriate for Mr. Aron to serve as a director of our Company.
Stella David, age 54, became a director of our Company in January 2017. She was the Chief Executive Officer of William Grant & Sons Limited, an international spirits company, from August 2009 until March 2016. She was responsible for the significant growth of the business, and in particular their premium and luxury brands, and for leading the company’s expansion into new markets. Prior to that, Ms. David held various positions at Bacardi Ltd. over a fifteen year period, including Senior Vice President and Chief Marketing Officer, from 2005 through 2009 and Chief Executive Officer of the U.K., Irish, Dutch and African business from 1999 to 2004. Ms. David is an experienced independent director having served on the board of Nationwide Building Society, the U.K.’s second largest mortgage and savings provider, from 2003 to 2010. She rejoined Bacardi Limited as a non-executive member of their board of directors in June 2016, and has been an independent, non-executive director of HomeServe Plc and C&J Clark Ltd since November 2010 and March 2012, respectively. Ms. David graduated from Cambridge University with a degree in engineering. In light of Ms. David’s experience running a multi-national corporation and background in marketing, we believe that it is appropriate for Ms. David to serve as a director of our Company. Ms. David was identified for consideration by our Nominating and Governance Committee as a director nominee through a third-party search firm.

Walter L. Revell, age 82, became Chairman of our Board in March 2015. He has served as a director of our Company since June 2005 and as a director of certain predecessor companies beginning in 1993. He served as Chairman of the Audit Committee of our Company from June 2005 until November 2015. Since 1984, Mr. Revell has been Chairman of the Board and Chief Executive Officer of Revell Investments International, Inc., a diversified investment, development and management company located in Coral Gables, Florida. Since 2002, Mr. Revell has also served as a director of International Finance Bank in Miami, Florida, the U.S. holding of the Fierro Group in Madrid, operating in the Caribbean, Central and South America, and became Chairman of the Board in September 2013. He also is Chairman of the Board of SYMX Holdings, a global healthcare and infrastructure finance and development company. Mr. Revell was Secretary of Transportation for the State of Florida from 1972 to 1975, in the Askew Administration, and is a former Chairman of the Board of the Florida Chamber of Commerce. He previously was a director of The St. Joe Company, a large, diversified real estate company and major landowner (NYSE); Rinker Group Limited (Australia), a major producer of construction materials in several countries; Calpine Corporation, a major independent producer of electric power throughout the country (NYSE); Dycom Industries, Inc., a telecommunications and electrical services company (NYSE), and Sun Banks, Inc., the Florida holding company (NYSE). Mr. Revell is a graduate of Florida State University. Mr. Revell has over 40 years of business experience investing and operating in a diverse range of industries and has significant experience serving on boards of directors. In light of Mr. Revell’s business experience, we believe that it is appropriate for Mr. Revell to serve as a director of our Company.
Class III Directors
The following Class III directors are serving for a term ending in 2019:
Steve Martinez, age 48, became a director of our Company in January 2008. Mr. Martinez is a Senior Partner and Head of Asia Pacific Private Equity for Apollo. Mr. Martinez currently serves on the board of directors of Ventia Services Group Pty Limited, an Australian operations and facilities management services company, Clix Capital, an India based financial services firm, and Veritable Maritime, an owner of crude oil tankers. He has previously served on the boards of directors of Allied Waste Industries, Goodman Global, Hayes-Lemmerz International, Hughes Telematics, Rexnord Corporation, Jacuzzi Brands, Nine Entertainment, an Australia-based television broadcast and media company and, prior to the Acquisition, Prestige. Prior to joining Apollo, Mr. Martinez was a member of the Mergers and Acquisitions department of Goldman, Sachs & Co. with responsibilities in merger structure negotiation and financing. Before that he worked at Bain & Company Tokyo advising U.S. corporations on corporate strategies in Japan. Mr. Martinez received an MBA from the Harvard Business School and a BA and BS from the University of Pennsylvania and the Wharton School of Business, respectively. Mr. Martinez has over 18 years of experience analyzing and investing in public and private companies and has significant experience in serving on boards of directors. Mr. Martinez participated in the diligence of the Apollo Holders’ investment in our Company and provides our Board with insight into strategic and financial matters of interest to our Company’s management and shareholders. In light of our ownership structure and Mr. Martinez’s position with Apollo and his business experience, we believe that it is appropriate for Mr. Martinez to serve as a director of our Company.
Frank J. Del Rio, age 62, has served as President and Chief Executive Officer of our Company since January 2015 and became a director of our Company in August 2015. Mr. Del Rio has been responsible for the successful integration of our Company and Prestige and oversees the financial, operational and strategic performance of the Norwegian, Regent and Oceania Cruises brands. Mr. Del Rio founded Oceania Cruises in October 2002 and served as Chief Executive Officer of Prestige or its predecessor from October 2002 through September 2016. Mr. Del Rio was instrumental in the growth of Oceania Cruises and Regent. Prior to founding Oceania Cruises, Mr. Del Rio played a vital role in the development of Renaissance Cruises, serving as Co-Chief Executive Officer, Executive Vice President and Chief Financial Officer from 1993 to April 2001. Mr. Del Rio holds a B.S. in Accounting from the University of Florida and is a Certified Public Accountant (inactive license). In light of the managerial and operational expertise Mr. Del Rio has as a result of his position as President and Chief Executive Officer of our Company and his long track record of success in the cruise industry, we believe it is appropriate for Mr. Del Rio to serve as a director of our Company.

Chad A. Leat, age 61, became a director of our Company in November 2015. He is a retired Vice Chairman of Global Banking at Citigroup Inc., and has nearly 30 years of markets and banking experience on Wall Street. He is a leader and innovator in corporate credit and M&A finance. Mr. Leat joined Salomon Brothers in 1997 as a partner in High Yield Capital Markets, which became Citigroup in 1998, from where he retired in 2013 as Vice Chairman of Global Investment Banking. Over the years he served on the firm’s Investment Banking Management Committee, the Fixed Income Management Committee and the Capital Markets Origination Committee. From 1998 until 2005 he served as the Global Head of Loans and Leveraged Finance. Mr. Leat began his career on Wall Street at The Chase Manhattan Corporation in their Capital Markets Group in 1985 where he ultimately became the head of their highly successful Syndications, Structured Sales and Loan Trading businesses.
Mr. Leat serves on the Board of Directors and as Chairman of the Audit Committee of Pace Holdings Corp. Mr. Leat serves on the Supervisory Board of Directors of BAWAG P.S.K. and is the Chairman of the Audit Committee. He is also Chairman of the Board of Directors of MidCap Financial, PLC, a middle-market direct commercial lending business and serves on the Board of Directors of J. Crew Operating Corp. Previously, Mr. Leat served as Chairman of the Board of Directors of HealthEngine LLC and served on the Board of Directors of Global Indemnity, PLC.
Mr. Leat is dedicated to many civic and philanthropic organizations. He is a member of the Economic Club of New York and has served on the boards of several charitable organizations. Currently, he is a member of the Board of Directors of The Hampton Classic Horse Show and is a Trustee of the Parrish Museum of Art. Mr. Leat is a graduate of the University of Kansas, where he received his Bachelors of Science degree. In light of his significant experience in the financial sector and experience as a board member, we believe that it is appropriate for Mr. Leat to serve as a director of our Company.

DIRECTOR COMPENSATION
Directors’ Compensation Policy
Our Board is focused on attracting and retaining members with the expertise, background and experience needed to lead our Company. During 2015, our Compensation Committee, which oversees our Directors’ Compensation Policy, requested that its compensation consultant, Compensia, Inc., perform an analysis of our director compensation practices. Based on this analysis, our Board amended our Directors’ Compensation Policy in November 2015, and such policy was in effect for all of 2016.
Under our Directors’ Compensation Policy each member of our Board who is not employed by us is entitled to receive the following cash compensation: (1) an annual retainer of  $100,000, payable in four equal quarterly installments, and (2) $10,000 for each Board or committee meeting located outside such director’s country of residence attended in-person, provided that only one meeting fee is payable for multiple Board or committee meetings held on the same day or over consecutive days. Each of our directors is also reimbursed for reasonable out-of-pocket expenses for attendance at Board and committee meetings. Any director serving in the following positions is entitled to receive the following additional annual retainers, payable in four equal quarterly installments: (1) Chairperson of the Board: $50,000; (2) Chairperson of the Audit Committee: $30,000; (3) Chairperson of the Compensation Committee: $20,000; (4) Chairperson of the Nominating and Governance Committee: $20,000; (5) Audit Committee member (other than the Chairperson of the Audit Committee): $15,000. All annual retainers are pro-rated for partial years of service.
Our directors have the right to elect to receive their $100,000 annual retainers in the form of a restricted share unit award in lieu of cash. Any such restricted share unit award will automatically be granted on the first business day of each calendar year, and vest in one installment on the first business day of the calendar year following the year the award is granted.
In addition, each director is entitled to receive an annual restricted share unit award on the first business day of each calendar year valued at $125,000 on the date of the award. Each director’s annual restricted share unit award vests in one installment on the first business day of the calendar year following the year the award was granted. Each director’s annual restricted share unit award will be pro-rated if the director joins our Board after the first business day of the given year.
To enhance their understanding of our products, each director is invited and encouraged to take one cruise with a guest of their choice on one of our Company’s brands annually. The director is responsible for taxes and certain fees and any onboard spending.
Messrs. Martinez, Aron, Peterson and Crowe, elected not to receive compensation for their services on our Board in 2016. Mr. Del Rio, as an employee of our Company, was not entitled to receive any additional fees for his services as a director. Ms. Stella David did not join our Board until January 2017. The following table presents information on compensation to the following individuals for the services provided as a director during the year ended December 31, 2016.

2016 DIRECTOR COMPENSATION TABLE
Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Walter L. Revell	195,000	124,968	—	—	—	—	319,968
John W. Chidsey(4)	160,165	124,968	—	—	—	—	285,133
Steve Martinez	—	—	—	—	—	—	—
Adam M. Aron	—	—	—	—	—	—	—
Karl Peterson(5)	—	—	—	—	—	—	—
Kevin Crowe(6)	—	—	—	—	—	—	—
F. Robert Salerno(7)	79,063	124,968	—	—	—	—	204,031
David M. Abrams	115,165	124,968	—	—	—	—	240,133
Russell W. Galbut(4)	130,000	124,968	—	—	—	—	254,968
Chad A. Leat(4)	160,000	124,968	—	—	—	—	284,968

(1)
Mr. Revell’s compensation relates to his role as Chairperson of our Board, director and as an Audit Committee member. Mr. Chidsey’s compensation relates to his role as Chairperson of our Compensation Committee (prorated for 2016), director and as an Audit Committee member. Mr. Salerno’s compensation relates to his role as a director, as well as his membership on our Audit Committee (each prorated for 2016). Mr. Abram’s compensation relates to his role as Chairperson of the Nominating and Governance Committee (pro-rated for 2016) and as a director. Mr. Galbut’s compensation relates to his role as a director. Mr. Leat’s compensation relates to his role as a director and Chairperson of our Audit Committee. No other directors received any form of compensation for their services in their capacity as a director during the 2016 calendar year.

(2)
The amounts reported in the “Stock Awards” column of the table above reflect the grant date fair value under Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”) of the time-based restricted share unit (“RSU”) awards granted to our non-employee directors in 2016. The grant date fair value for the RSU awards was calculated based on the $57.99 closing price of our ordinary shares on the date of grant. For a discussion of the assumptions and methodologies used to calculate the amounts referred to above, please see the discussion of the RSU awards contained in “Note 10, Employee Benefits and Share-Based Compensation” to our consolidated financial statements for the year ended December 31, 2016 included in our Annual Report on Form 10-K filed on February 27, 2017. Mr. Salerno was awarded 2,155 RSUs in January 2016, however, due to his resignation, those RSUs were forfeited in July 2016.

(3)
None of our non-employee directors held any outstanding options at December 31, 2016. As of December 31, 2016, our non-employee directors held the following unvested restricted shares and RSUs:

Name	Unvested RSUs	Unvested Restricted Shares
Walter L. Revell	2,155	—
John W. Chidsey	3,879	—
Steve Martinez	—	—
Adam M. Aron	—	—
David M. Abrams	2,155	1,287
Russell W. Galbut	3,017	—
Chad A. Leat	3,879	—

(4)
Messrs. Chidsey and Leat each elected to receive their full annual retainers in the form of RSU awards and Mr. Galbut elected to receive half of his annual retainer in the form of an RSU award. Accordingly, Messrs. Chidsey and Leat each received 1,724 RSUs and Mr. Galbut received 862 RSUs in lieu of their annual retainers for 2016. The retainers that each of these directors elected to receive in RSUs are reported as though they had been paid in cash and not converted into RSUs.

(5)
Mr. Peterson’s Board service ended on March 7, 2016.

(6)
Mr. Crowe’s Board service ended on March 7, 2016.

(7)
Mr. Salerno’s Board service ended on July 5, 2016.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Review and Approval of Related Party Transactions
The Audit Committee of our Board is responsible for the review and approval of all related party transactions; however, the Audit Committee does not have a written policy regarding the approval of related party transactions. As part of its review and approval of a related party transaction, our Audit Committee considers:
•
the nature of the related party’s interest in the transaction;

•
the material terms of the transaction, including the amount involved and type of transaction;

•
the importance of the transaction to the related party and to us;

•
whether the transaction would impair the judgment of a director or executive officer to act in our best interest; and

•
any other matters our Audit Committee deems appropriate.

Relationships and Transactions
Mr. Frank A. Del Rio, who is the son of our President, Chief Executive Officer and director, Mr. Frank J. Del Rio, was our Senior Vice President of Port, Destinations and Onboard Revenue through March 2017. From January 1, 2016 through March 20, 2017, Mr. Frank A. Del Rio’s total compensation was $1,086,244 which includes his base salary, equity awards and an annual car allowance. He also participated in our general employee benefit plans and will receive a severance payment of  $350,000, which will be paid in accordance with our regular severance payment policies.
Mr. Rogelio (Roger) Del Rio, who is the brother of our President, Chief Executive Officer and director, Mr. Frank J. Del Rio, is our Senior Director of Hotel Procurement. From January 1, 2016 through March 20, 2017, Mr. Roger Del Rio’s total compensation was $371,622, which includes his base salary and equity awards. He is eligible to participate in our general employee benefit plans.
Ms. Shannon Konermann, who is the domestic partner of our Executive Vice President, Vessel Operations, Mr. T. Robin Lindsay, was our Vice President, Fleet Personnel until February 4, 2016. From January 1, 2016 through February 4, 2016, Ms. Konermann’s total compensation was $200,689, which includes her base salary, a car allowance and severance payments. She also participated in our general employee benefit plans.
Mr. Kyle Lindsay, who is the son of our Executive Vice President, Vessel Operations, Mr. T. Robin Lindsay, is our Director, Electrical Services. From January 1, 2016 through March 20, 2017, Mr. Kyle Lindsay’s total compensation was $177,200, which includes his base salary and equity awards. He is eligible to participate in our general employee benefit plans.
In March 2015, we entered into an agreement with SWB Yankees, LLC related to sponsorship of and advertising with the Scranton/Wilkes-Barre RailRiders, a Minor League Baseball team. Pursuant to the agreement, we paid an annual fee to SWB Yankees, LLC of   $200,000. Mr. David M. Abrams, one of our directors, is the co-managing partner of the Scranton/Wilkes-Barre RailRiders. The agreement expired in September 2016 and was not renewed.
Transactions with Genting HK and Apollo
In October 2016, we established a partnership with Diamond Resorts International Club Inc., an affiliate of Apollo, which consists of cross company marketing, purchasing and loyalty programs. The expected value of the contract is approximately $3.1 million.
Presidio LLC, an affiliate of Apollo, entered into an agreement with us, which was completed during 2016, for approximately $1.4 million dollars.

In May 2011, we entered into an agreement with Star Cruise Management Limited, a wholly owned subsidiary of Genting HK, whereby Star Cruise Management Limited provided sales, marketing and promotional services in the Asia Pacific region. This contract expired on December 31, 2015 and was not renewed. We paid approximately $0.8 million under the contract for outstanding sales, marketing and promotional services during 2016. Additionally, Star Cruise Management Limited earned a commission fee based on net cruise revenue generated under the agreement of approximately $0.1 million during 2016.
In June 2012, we exercised our option with Genting HK to purchase Norwegian Sky. The purchase price was $259.3 million, which consisted of a $50.0 million cash payment and a $209.3 million payable to Genting HK, $79.7 million of such amount was paid to Genting HK within fourteen days of the consummation of our initial public offering (the “IPO”), together with accrued interest thereon, and the remaining balance was to be repaid over seven equal semi-annual payments, the first of which was due and paid in June 2013 and had a weighted-average interest rate of 1.52% through maturity. The fair value of the payable was $205.5 million based on discounting the future payments at an imputed interest rate of 2.26% per annum, which was commensurate with our Company’s borrowing rate for similar assets. The payable was collateralized by a mortgage and an interest in all earnings, proceeds of insurance and certain other interests related to the ship. We have paid the total amount of  $259.3 million to Genting HK in connection with the Norwegian Sky purchase agreement through December 31, 2016 and no further payments are due.
In July 2009, we established a marketing alliance with Caesars Entertainment Corporation which incorporates cross company marketing, purchasing and loyalty programs. Caesars Entertainment Corporation is owned by affiliates of Apollo. During 2016, we paid approximately $7.6 million to Caesars Entertainment Corporation.
The Shareholders’ Agreement
Our Company, the Apollo Holders, the TPG Viking Funds and Genting HK are parties to the Shareholders’ Agreement. The following description of selected provisions of the Shareholders’ Agreement is qualified in its entirety by reference to the Shareholders’ Agreement.
In connection with the purchase by Genting HK of Crystal Cruises, Inc. (the “Purchase”), Genting HK delivered a waiver, dated April 9, 2015 (the “Genting Waiver”), to us and the other parties to the Shareholders’ Agreement. Pursuant to the Genting Waiver, Genting HK waived certain rights that it has under the Shareholders’ Agreement including: (1) certain Board appointment rights in respect of the GHK Directors (as defined in the Shareholders’ Agreement), (2) quorum rights and (3) certain consent, notice and consultation and information rights insofar as they relate to the Oceania Cruises and Regent brands operated by Prestige Cruises International, Inc. The Genting Waiver will be automatically revoked at the time, if any, that Genting HK and its subsidiaries no longer hold a controlling interest (less than 50%) or a material equity interest (as determined by Genting HK) in, nor any rights to appoint members of the board of directors of, Crystal Cruises, LLC (which is the successor company of Crystal Cruises, Inc.). Please see the Current Report on Form 8-K filed by our Company on April 10, 2015 for additional details regarding the Genting Waiver.
Subject to the terms and conditions described therein, including with regard to the nomination of independent directors, the Apollo Holders maintaining the Apollo Minimum Ratio (as defined below), and Genting HK maintaining the GHK Minimum Ratio (as defined below), the Shareholders’ Agreement entitles the Apollo Holders to nominate for election a majority of the directors on our Board and Genting HK to nominate for election the remainder of our non-independent directors to our Board (Genting HK has waived such rights pursuant to the Genting Waiver).
For so long as the Apollo Minimum Ratio is maintained, the number of independent directors shall be maintained at an odd number and the majority of independent directors so required to be appointed shall be nominated for election to our Board or appointed to the applicable committee thereof by the Apollo Holders, and the remainder of independent directors so required to be appointed shall be nominated for election to our Board or appointed to the applicable committee thereof by Genting HK.
Pursuant to the Shareholders’ Agreement, our Company and the shareholders party thereto will take all actions as may be required to ensure that the number of directors will consist of at least seven and no more than eleven members. Pursuant to the Shareholders’ Agreement, our Company and the shareholders party thereto will take such actions as may be required to ensure that the directors of our Company are classified with respect to the time for which they severally hold office into three classes, as nearly equal in number as possible, with each director being elected to a three-year term. The term of each director shall continue until the election and qualification of a successor and be subject to such director’s earlier death, resignation or removal. Thereafter, at each annual general meeting of shareholders of our Company, the successors of the directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual general meeting of shareholders held in the third year following the year of their election.
Additionally, pursuant to the Shareholders’ Agreement, the Chief Executive Officer of our Company is designated as a non-voting observer to be present at all meetings of our Board and all committees thereof (other than our Audit Committee and executive sessions of our Board and all committees thereof) and one individual designated by the TPG Viking Funds is designated as a non-voting observer to be present at all meetings of our Board and all committees thereof    (other than our Audit Committee) and receive the same notice and information at substantially the same time as nominees of the Apollo Holders.
Pursuant to the Shareholders’ Agreement, Genting HK, the Apollo Holders and the TPG Viking Funds agree not to acquire any publicly traded equity securities of our Company without the prior written consent of  (1) the Apollo Holders, with respect to any proposed acquisitions by Genting HK, (2) Genting HK, with respect to any proposed acquisitions by the Apollo Holders, (3) Genting HK and the Apollo Holders, with respect to any proposed acquisitions by the TPG Viking Funds; provided, however, that no consent shall be required with respect to the acquisition of any publicly traded equity securities of our Company by Genting HK, the Apollo Holders or the TPG Viking Funds if, at least ten business days prior to the proposed acquisition, such shareholder provides us (and our Board in the case of clauses (1) and (2)) with (1) written notice of the maximum number of shares it proposes to acquire, (2) a written certification stating that the consummation of such acquisition will not result in our Company losing its exemption from taxation on gross income derived from the international operation of a ship or ships within the meaning of Section 883 of the Internal Revenue Code of 1986, as amended (the “Code”) and (3) any additional forms or certificates reasonably requested by us, and our Audit Committee reasonably determines, taking into account the information provided by such shareholder and such additional information as our Audit Committee deems relevant, that such acquisition will not result in us losing our exemption from taxation on gross income derived from the international operation of a ship or ships within the meaning of Section 883 of the Code. No shareholder party to the Shareholders’ Agreement other than Genting HK, the Apollo Holders and the TPG Viking Funds will be permitted to acquire any publicly traded equity securities of our Company without our prior written consent.
Pursuant to the Shareholders’ Agreement, the shareholders party thereto provide information or certifications as are reasonably requested by us or as are required under the terms of the Shareholders’ Agreement in order for us to comply with any regulatory filing or withholding requirements, including forms required by Section 883 of the Code; provided, however, except to the extent reasonably requested by us, a shareholder owning less than 5% of the vote and value of our Company, including for avoidance of doubt, shares held by attribution, shall not be required to provide such forms or to provide the identity of its direct or indirect owners.
Subject to Genting HK’s consent rights as described below (some of which Genting HK has waived), the Apollo Holders have the right to vote the shares of our Company held by Genting HK. In the event that the ratio of the aggregate number of equity securities of our Company held by the Apollo Holders (and certain of their permitted transferees, which includes the TPG Viking Funds) to the aggregate number of equity securities of our Company held by Genting HK (and certain of their permitted transferees) falls below 0.6 (the “Apollo Minimum Ratio”), these voting rights of the Apollo Holders will cease. Additionally, if the Apollo Minimum Ratio is no longer maintained, the Apollo Holders’ right to appoint a majority of the members of our Board will immediately terminate and from that time until the time that the NASDAQ listing rules require that a majority of the members of our Board be independent (which the NASDAQ listing rules currently do), Genting HK shall have the right to nominate for election a majority of the directors on our Board and the Apollo Holders shall have the right to nominate for election one or two directors based on the combined ownership percentage of the Apollo Holders and the TPG Viking Funds. The Apollo Holders also have the right to vote the TPG Viking Funds’ shares of our Company; such voting rights will terminate when the combined ownership of our shares by the Apollo Holders and Genting HK (and certain of their respective permitted transferees, which includes, with respect to the Apollo Holders, the TPG Viking Funds) falls below 25% of the then total outstanding equity securities of our Company.
For as long as the ratio of the aggregate number of equity securities held by Genting HK (and certain of their permitted transferees) to the aggregate number of equity securities held by the Apollo Holders (and certain of their permitted transferees, including the TPG Viking Funds) is at least 0.6 (the “GHK Minimum Ratio”) and there has not been a change of control of Genting HK, certain matters may not be carried out by us without the prior written consent of Genting HK (Genting HK has waived such consent rights to the extent they relate to capital expenditures for Regent or Oceania Cruises), which include, among others, the following:
•
the sale of our Company (except any sale effected through the right of first offer, drag along and tag along transactions pursuant to the Shareholders’ Agreement);

•
any acquisitions or divestitures with the aggregate consideration paid or received, together with the consideration paid or received in respect of all other acquisitions and divestitures after January 24, 2013, exceeding $200.0 million;

•
subject to limited exceptions, the primary issuance by our Company of equity securities in a public offering;

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subject to limited exceptions, the issuance by our Company of equity securities in a private offering to third parties;

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capital expenditures if the aggregate amount of such capital expenditures (or a series of separate but related capital expenditures), together with all other capital expenditures made after January 24, 2013, is in excess of  $20.0 million;

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the declaration or payment of any non-pro rata dividends or distributions;

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change of the independent accountants of our Company and its subsidiaries;

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the issuance or authorization of new equity compensation plans or amendment of existing equity compensation plans;

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subject to limited exceptions, the entrance into any contract or agreement with any officer, director, shareholder or affiliate or employee of Apollo;

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any changes to our Company’s memorandum of association or bye-laws; and

•
the hiring of a new chief executive officer of our Company or any of its subsidiaries (provided that in this case only Genting HK’s consent shall not be unreasonably withheld).

Provided the GHK Minimum Ratio is maintained and there has not been a change of control of Genting HK, our Board must also provide reasonable advance written notice to Genting HK of and consult with (but is not required to obtain the consent of) Genting HK regarding certain actions including, but not limited to, (1) the approval of our or any of our subsidiaries’ consolidated annual budget and any material action taken which deviates from such budget, (2) the incurrence of any debt of our Company and our subsidiaries outside that of which is allocated in the annual budget that, together with all other incurrence of debt outside that of which is allocated in the annual budget, in excess of  $100.0 million, (3) the issuance of any equity securities of our Company or any of our subsidiaries, including the identity of participants and the allocation of such securities, (4) the declaration of any dividends or distributions on any equity securities and (5) the commencement or termination of employment of any executive or key employee of our Company or any of our subsidiaries. Genting HK has waived such notice and consultation rights with respect to matters for Regent and Oceania Cruises.
Genting HK’s consent and consultation rights described above would also terminate when the combined ownership of the ordinary shares of our Company held by the Apollo Holders and Genting HK (and certain of their respective permitted transferees, which includes, in the case of the Apollo Holders, the TPG Viking Funds) falls below 25% of the then total outstanding equity securities of our Company.

Additionally, for so long as the TPG Viking Funds and their permitted transferees continue to hold 15% or more of the amount of ordinary shares of our Company that were collectively held by the TPG Viking Funds and their affiliates on the date of the consummation of the IPO, neither our Company nor any of our subsidiaries shall be permitted to engage in any material transaction involving any affiliate of the Apollo Holders (other than our Company and our subsidiaries) without the prior written consent of the TPG Viking Funds, such consent not to be unreasonably withheld.
Each shareholder of our Company that is a party to the Shareholders’ Agreement has the right to participate on a pro rata basis in any issuance of new shares of our Company, subject to limited exceptions, including, but not limited to equity securities issued by us in an underwritten public offering. In addition, each of the Apollo Holders and Genting HK has the right to make written requests in unlimited numbers to us to register and thereby transfer all or a portion of its ordinary shares of our Company through share offerings, provided each written request will specify an aggregate offering price of at least $20.0 million for the ordinary shares being registered and will specify the intended method of disposition. Our Sponsors did not exercise these rights in 2016. Pursuant to the Shareholders’ Agreement, we have agreed to pay certain registration expenses in offerings by our Sponsors. The TPG Viking Funds also have the right to make one written request to us to register and thereby transfer all or a portion of its ordinary shares of our Company through a share offering. Additionally, if we at any time propose for any reason to register ordinary shares, each of the Apollo Holders, Genting HK and the TPG Viking Funds shall have the right to cause us to include in such registration all or a portion of its ordinary shares of our Company.
Subject to the Apollo Holders’ right to sell as described below, each of the Apollo Holders, the TPG Viking Funds and Genting HK (and certain of their respective permitted transferees) is prohibited from transferring their equity securities of our Company without the written mutual consent of the Apollo Holders and Genting HK, other than transfers to certain permitted transferees or transfers in certain registered offerings. These transfer restrictions will immediately terminate in the event that either the Apollo Minimum Ratio or the GHK Minimum Ratio are not maintained.
Unless the Apollo Holders (or certain of its permitted transferees, which includes the TPG Viking Funds) have previously sold any of their ordinary shares of our Company in a registered public offering effected pursuant to the terms of the registration rights provisions of the Shareholders’ Agreement, the Apollo Holders are entitled to sell all, but not less than all, of the ordinary shares of our Company held by the Apollo Holders (and certain of their permitted transferees, which includes the TPG Viking Funds) to a third party in cash at any time, provided that the Apollo Holders first offer Genting HK the right to acquire such ordinary shares of our Company on terms and conditions as may be specified by the Apollo Holders, and subject to any lock-up agreements entered into in connection with any offerings. In the event that Genting HK declines such offer to purchase the Apollo Holders’ shares of our Company and the Apollo Holders receive a bona fide offer from a third party to purchase its shares of our Company, (1) Genting HK shall have the right to sell to such third party its pro rata portion of the shares of our Company to be sold in such transaction and (2) the Apollo Holders shall have the right to cause Genting HK and the other shareholders of our Company party to the Shareholders’ Agreement to consent to such transaction, and to sell all of their ordinary shares of our Company in such transaction on the same terms and conditions on which the Apollo Holders are selling their ordinary shares of our Company.
In connection with the Acquisition, we, the Apollo Holders, the TPG Viking Funds, Genting HK and Star NCLC amended the Shareholders’ Agreement. The amendment provided for a lock-up of the ordinary shares of our Company received by the Apollo Holders in the Acquisition until January 1, 2016, other than transfers to permitted transferees or with the written consent of Genting HK and Star NCLC. In addition, the amendment provided that Board and other committee designation rights held by the Apollo Holders will not apply to Prestige, although they will continue to apply to other subsidiaries of our Company. The amendment further provided that the Apollo Holders that acquired our ordinary shares pursuant to the Acquisition join the Shareholders’ Agreement.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This section describes each of the material elements of compensation awarded to, earned by or paid to our executive officers identified in the “2016 Summary Compensation Table,” whom we refer to as our “Named Executive Officers” or “NEOs.” This section also describes the role and involvement of various parties in our executive compensation analysis and decisions, and provides a discussion of the process and rationale for the decisions of our Compensation Committee.
2016 Named Executive Officers
Our Named Executive Officers for 2016 were:
Frank J. Del Rio	President and Chief Executive Officer
Wendy A. Beck	Executive Vice President and Chief Financial Officer
Robert Binder	Vice Chairman, Oceania Cruises and Regent, President and Chief Executive Officer, Oceania Cruises
Andrew Stuart	President and Chief Executive Officer, Norwegian
T. Robin Lindsay	Executive Vice President, Vessel Operations
Our Compensation Committee determines all aspects of our executive compensation program and makes all compensation decisions affecting our Named Executive Officers. None of our Named Executive Officers are members of our Compensation Committee or otherwise had any role in determining the compensation of our other Named Executive Officers, although in 2016, our Compensation Committee did consider the recommendations of Mr. Del Rio (other than with respect to his own compensation) in setting compensation levels for our executive officers.
Executive Compensation Program Highlights
Our Company had another year of strong operating performance, despite geopolitical headwinds, including an increase in total revenue during 2016 of 12.2% from the prior year to $4.9 billion, net income of  $633.1 million compared to $427.1 million in the prior year and diluted earnings per share (“EPS”) of $2.78 compared to $1.86 in the prior year. We also introduced two additional ships to our fleet in 2016, the Seven Seas Explorer and Oceania Cruises’ Sirena. However, due to the rigorous performance targets established by our Compensation Committee for 2016, management did not receive any payouts for their annual cash bonus opportunities under our Amended and Restated 2013 Performance Incentive Plan (our “Plan”).
Highlights of our executive compensation program include:
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Due to aggressive performance targets for 2016, no members of management, including our President and Chief Executive Officer and other NEOs, received any payment pursuant to their annual cash bonus opportunity despite strong Company operational performance for the year. This resulted in a loss of  $4.5 million of potential compensation for our President and Chief Executive Officer and a combined loss of approximately $3.8 million of potential compensation for our other NEOs, when compared to amounts payable for maximum performance results. All annual cash bonus opportunities are earned based on the achievement of entity-wide performance goals.

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In light of his 2015 award, our Compensation Committee determined not to award our President and Chief Executive Officer any additional equity in 2016.

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Due to rigorous financial performance targets for 2016, our President and Chief Executive Officer forfeited 22,500 restricted share units and 93,749 options to purchase our ordinary shares from his 2015 equity award that were to be earned based on 2016 financial performance.

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Our Compensation Committee is composed solely of independent directors.

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Our Compensation Committee continued to engage an independent compensation consultant to provide competitive market data and conduct a review of our executive compensation programs; these inputs and data served as guidelines to our Compensation Committee in determining the components of our executive compensation program and the amount of each component awarded to our executive officers.

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Beginning in 2017, our NEOs, other than our President and Chief Executive Officer, received a combination of performance-based and time-based annual equity awards in lieu of only time-based equity awards.

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We do not pay any Named Executive Officers any “single trigger” cash severance payments or have “single trigger” equity vesting in connection with a change in control of our Company.

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We do not reprice stock options without shareholder approval.

Executive Compensation Program Objectives and Philosophy
Our executive compensation arrangements are guided by the following principles and business objectives:
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We believe that a capable, experienced and highly motivated executive management team is critical to our success and to the creation of long-term shareholder value.

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We believe that the most effective executive compensation program is one that is designed to reward the achievement of annual, long-term and strategic goals and aligns the interests of our executive officers with those of our shareholders, with the ultimate objective of improving long-term shareholder value.

Our executive compensation program is designed according to these principles and is intended to achieve two principal objectives: (1) effectively attract and retain executive officers with the requisite skills and experience to help us achieve our business objectives and develop, expand and execute business opportunities that improve long-term shareholder value; and (2) motivate our executive officers to achieve our short-term and long-term business objectives and increase long-term shareholder value by linking their compensation to our performance and increases in long-term shareholder value.
Our current executive compensation program consists of three key elements, each of which is designed to be consistent with our compensation philosophy and business objectives: (1) base salary; (2) an annual incentive cash bonus opportunity that is earned solely based on Company-wide financial performance objectives; and (3) long-term incentive compensation in the form of equity awards that are subject to a combination of performance-based and time-based vesting requirements. We also provide 401(k) retirement benefits, perquisites and severance benefits to our executive officers, including our Named Executive Officers.
In structuring our executive compensation arrangements, our Compensation Committee considers how each compensation element meets these objectives. Base salaries, severance and retirement benefits are primarily intended to attract and retain highly qualified executives. These are the elements of our executive compensation program where the value of the benefit in any given year is not dependent on performance (although base salary amounts and benefits determined by reference to base salary may change from year to year depending on performance, among other things). We believe that to attract and retain top executives, we need to provide our executive officers with compensation levels that reward their continued service and are competitive. Some of the elements, such as base salaries, are paid out on a short-term or current basis. Other elements, such as retirement benefits, are paid out on a longer-term basis. We believe that this mix of short-term and long-term elements allows us to achieve our goals of attracting and retaining top executives.

Annual incentive cash bonuses and long-term incentive compensation in the form of equity awards are the elements of our executive compensation program that are “at risk” and designed to reward performance and thus the creation of long-term shareholder value. Annual incentive cash bonuses are primarily intended to motivate our Named Executive Officers to achieve our annual financial objectives, although we also believe they help us attract and retain top executives. Our long-term equity incentives are primarily intended to align our Named Executive Officers’ long-term interests with shareholders’ long-term interests, although we also believe that they play a role in helping us to attract and retain top executives.
Our Compensation Committee believes that performance-based compensation such as annual incentive cash bonuses and long-term equity incentives play a significant role in aligning management’s interests with those of our shareholders. For this reason, these forms of compensation constitute a significant portion of each of our Named Executive Officers’ compensation opportunity.
Role of Compensation Consultant
Pursuant to its charter, our Compensation Committee has the authority to engage its own advisors to assist in carrying out its responsibilities. In 2016, our Compensation Committee again retained Compensia, a national compensation consulting firm, to advise it regarding the amount and types of compensation that we provide to our executive officers, how our compensation practices compared to the compensation practices of other companies and to advise on matters related to our incentive compensation. Our Compensation Committee considered input from Compensia as one factor in making decisions with respect to compensation matters, along with information and analysis they receive from management and their own judgment and experience.
Based on consideration of the factors set forth in the rules of the SEC and the listing standards of the NASDAQ, our Compensation Committee has determined that Compensia satisfies the independence criteria and that their relationship with Compensia and the work performed by Compensia on behalf of our Compensation Committee has not raised any conflict of interest. Other than its work on behalf of our Compensation Committee, Compensia did not perform any other services for us in 2016.
Competitive Compensation Data
Our executive compensation program is designed to attract and retain talented and experienced executive officers in an extremely competitive market. As a result, our Compensation Committee believes that it is important to be informed as to the current practices of comparable public companies with which we compete for top talent (our “Peer Group”). In addition to a review of our Peer Group compensation levels and practices in setting compensation levels for 2016, our Compensation Committee also considered each executive officer’s level of responsibility, performance for the overall operations of our Company, historical compensation levels, long-term market trends, expectations regarding the individual’s future contributions, budget considerations, and succession planning and retention strategies.
In October 2016, after considering the recommendations of Compensia, our Compensation Committee approved a revised Peer Group for 2016 which substituted Darden Restaurants, Inc. for Southwest Airlines Co., but was otherwise the same as our Peer Group for 2015. Our Compensation Committee determined to include Darden Restaurants, Inc. instead of Southwest Airlines Co. because Darden Restaurants, Inc. has a market capitalization that is approximately one-third the size of Southwest Airlines Co., which more closely approximates our market capitalization, and because of Darden Restaurant, Inc.’s Florida nexus. Our Peer Group for 2016 included the following companies:
Alaska Air Group, Inc.	MGM Resorts International
Brunswick Corporation	Royal Caribbean Cruises Ltd.
Carnival Corporation	Darden Restaurants, Inc.
Expedia, Inc.	Spirit Airlines, Inc.
Hyatt Hotels Corporation	Starwood Hotels & Resorts Worldwide, Inc.(1)
JetBlue Airways Corporation	Wyndham Worldwide Corporation
Las Vegas Sands Corp.	Wynn Resorts, Limited
Marriott International, Inc.

(1)
In light of its acquisition by Marriott International, Inc., Starwood Hotels & Resorts Worldwide, Inc. will be removed from our Peer Group in future years.

We used the following methodology to select our Peer Group for 2016. Carnival Corporation and Royal Caribbean Cruises Ltd. were selected because, in addition to meeting the objective financial criteria described below, we believe these two publicly traded cruise lines are the two public companies most similar to our Company and with whom we most directly compete for talent. We then considered a range of publicly traded companies in the following Global Industry Classification Standard (GICS) sub-industry categories: (1) hotels, resorts and cruise lines, (2) airlines, (3) casinos and gaming, (4) leisure products, (5) restaurants and (6) internet retail. We evaluated the companies in these categories by focusing on companies with market capitalizations ranging from approximately 0.3x to 4.1x our market capitalization in August 2016 and with revenues ranging from approximately 0.5x to 3.5x our trailing annual revenue measured as of August 2016, and with an emphasis on companies that were identified as peer companies of either Carnival Corporation or Royal Caribbean Cruises Ltd. We ended up emphasizing market capitalization in the selection process, as our Compensation Committee determined that our market capitalization should be at approximately the 50th percentile of our Peer Group.
The Role of Shareholder Say-on-Pay Votes
Each year, we provide our shareholders the opportunity to cast an advisory vote on the compensation of our Named Executive Officers. This annual vote is known as the “say-on-pay” proposal. At our annual general meeting in May 2016, approximately 75.8% of the votes cast were in favor of the 2015 compensation of our Named Executive Officers. After considering the views expressed by shareholders in the “say-on-pay” proposal, our Compensation Committee determined to continue to work with Compensia to further refine our compensation practices. Building on the positive changes to our compensation program during 2015, our Compensation Committee continued to make changes to our executive compensation program that we believe are consistent with emerging trends in executive compensation best practices and strengthening the “pay for performance” philosophy of our compensation program.
When making future compensation decisions for our Named Executive Officers, our Compensation Committee will continue to consider the opinions that our shareholders express through the results of these “say-on-pay” votes and through direct engagement with our shareholders.
Prior to and since our 2016 annual general meeting of shareholders, we requested meetings with our largest shareholders, other than the Sponsors, and held meetings that were in some instances led by the Chairman of our Board with shareholders representing approximately 26% of our outstanding shares as of December 31, 2016. Together with our Sponsors, these shareholders represented approximately 56% of our outstanding shares as of December 31, 2016. To the extent any concerns were expressed by our shareholders in meetings with management that did not include a Board member, management reviewed these concerns with the Chairman of our Board and the Chairman of our Compensation Committee. The key feedback we received from shareholders at these meetings included:

Executive Compensation Program Elements
Base Salaries
Each Named Executive Officer is party to an employment agreement providing for a fixed base salary, subject to annual review by our Compensation Committee. Decisions regarding adjustments to base salaries are made at the discretion of our Compensation Committee. In reviewing base salary levels for our Named Executive Officers, our Compensation Committee considers and assesses the following factors: each Named Executive Officer’s current base salary, their job responsibilities, leadership and experience, value to our Company and the recommendations of our President and Chief Executive Officer (other than with respect to his own base salary). In addition, as noted above, base salary levels are generally intended to be consistent with competitive market base salary levels, including the average base salary levels of our Peer Group.
In August 2015, we renegotiated Mr. Del Rio’s employment agreement and for 2016, his annual base salary was reduced from $1,837,500 to $1,500,000. Following the August 2015 renegotiation, he was no longer entitled to receive automatic 5% increases to his base salary each calendar year.

Our Compensation Committee reviewed the base salaries for Ms. Beck and Mr. Stuart and determined not to increase their base salaries from $650,000 during 2016. Mr. Lindsay’s base salary of  $600,000 was increased to $650,000 in January 2016. Mr. Binder’s base salary was increased from $500,000 (effective from October 2015) to $650,000 in connection with his promotion to President and Chief Executive Officer of Oceania Cruises in September 2016 and this increase was made effective from July 2016.
Annual Performance Incentives
In General. Each of our Named Executive Officers is eligible for an annual performance incentive in the form of a cash bonus opportunity pursuant to the terms of his or her employment agreement. The employment agreements for each of our Named Executive Officers provide that for each fiscal year, he or she is eligible to earn a cash bonus determined by our Compensation Committee in its discretion based on the attainment of performance objectives established for the fiscal year by our Compensation Committee. This annual performance incentive is used to ensure that a significant portion of our Named Executive Officers’ annual compensation is at risk, and that each Named Executive Officer has the opportunity to receive a variable amount of compensation based on our Compensation Committee’s evaluation of our performance against pre-established objective targets.
Target Cash Bonus Opportunities. Our Compensation Committee annually establishes the potential value of each executive officer’s, other than Mr. Del Rio’s, cash bonus opportunity by evaluating a variety of factors, including but not limited to: (1) scope of responsibilities and position, (2) expertise and experience, (3) potential to achieve business objectives, (4) tenure, (5) competitive compensation market data, including the bonus opportunities provided by our Peer Group, (6) ability to create shareholder value and (7) recommendations of our President and Chief Executive Officer for our other executive officers. Prior to 2015, our Named Executive Officers, other than Mr. Del Rio, were generally entitled to a minimum target cash bonus opportunity (such as 75% of their annual base salary) pursuant to their respective employment agreements. As part of our new employment agreement structure, we eliminated the minimum target cash bonus opportunity for each of these Named Executive Officers to give our Compensation Committee additional flexibility to annually determine the appropriate incentive opportunity for each executive.
Mr. Del Rio’s annual cash bonus opportunity was negotiated by our Compensation Committee in connection with his employment agreement. To further incentivize Mr. Del Rio to drive the performance of our Company, at the beginning of 2016, his annual cash bonus opportunity target was increased to 200% of his annual base salary with a maximum potential bonus amount of 300% of his annual base salary. Our Compensation Committee increased Mr. Del Rio’s target annual cash bonus opportunity as a percentage of Mr. Del Rio’s base salary because of the $337,500 reduction in his base salary and elimination of the automatic annual salary increases that he agreed to when we amended his employment agreement in August 2015. Our Compensation Committee believes that these changes put more of Mr. Del Rio’s annual cash compensation at risk, and result in his annual cash compensation being more heavily weighted towards performance.
Corporate Performance Measures. Each year, our Compensation Committee establishes the performance measures and related target levels for the annual performance incentives of our executives, including Mr. Del Rio. These performance measures and related target levels are not brand, department or individual specific, but correlate to objective financial performance at the consolidated NCLH level as our Compensation Committee believes this structure most closely aligns the interests of our executive officers and our shareholders.
The actual cash bonus amount that is payable to our executive officers is determined by our Compensation Committee, in its sole discretion, based on the level of achievement of the pre-established corporate performance measures. After the end of the year, our Compensation Committee reviews our actual performance against the target levels for each performance measure established at the beginning of the year. In determining the extent to which the performance measures are met for a given period, our Compensation Committee exercises its judgment whether to reflect or exclude the impact of extraordinary, unusual or infrequently occurring events, or unforeseen events.
For 2016, our Compensation Committee selected Adjusted Earnings per Share (“Adjusted EPS”) and Adjusted Return on Invested Capital (“Adjusted ROIC”), each as defined below, as the performance measures for purposes of the management incentive plan, with the amount of each Named Executive Officer’s annual performance opportunity to be determined based on our actual Adjusted EPS and Adjusted ROIC for the year as compared with the target levels for Adjusted EPS and Adjusted ROIC established by our Compensation Committee. For purposes of our management incentive plan, we define “Adjusted EPS” as the Adjusted EPS reported in our earnings release for the full year 2016, and “Adjusted ROIC” as Adjusted EBITDA as reported in our earnings release for the full year 2016 less Adjusted Depreciation and Amortization, as defined in our earnings release for the full year 2016, divided by the sum of debt and shareholders’ equity including certain amounts due to affiliate, averaged for four quarters. At the Compensation Committee’s discretion, certain adjustments for fuel rate impacts, foreign exchange rate impacts, acquisitions and other extraordinary items may be made to the Adjusted EPS and Adjusted ROIC targets. Please see pages 39 through 40 of our annual report on Form 10-K filed on February 27, 2017 for a detailed reconciliation of Adjusted EPS and Adjusted EBITDA to the most directly comparable GAAP financial measures.
Our Compensation Committee believes that Adjusted EPS and Adjusted ROIC are useful measures to incentivize our Named Executive Officers to achieve our short-term business objectives as they are key factors in driving shareholder value. However, beginning in 2017 with the introduction of a PSU component to the annual equity awards of our NEOs (besides Mr. Del Rio), our annual cash bonus opportunities will use Adjusted EPS as the exclusive performance metric. Our Compensation Committee determined to use Adjusted EPS as the sole performance metric because Adjusted ROIC will be used as the performance metric for the 2017 PSU awards, and, in response to shareholder feedback, our Compensation Committee determined that we should use different performance metrics for short-term and long-term compensation.
In setting the target levels for Adjusted EPS and Adjusted ROIC for 2016, our Compensation Committee considered several factors, including a careful review of the annual budget and the desire to ensure continued improved performance on a year-over-year basis. Our Compensation Committee also determined that it wanted to set rigorous “stretch” performance targets for 2016 that would be challenging for our NEOs and the rest of management to achieve. If our actual Adjusted EPS and Adjusted ROIC for 2016 was less than 95% of the target Adjusted EPS and Adjusted ROIC, no annual cash bonuses would be paid with respect to the performance measure that was not achieved. If our actual Adjusted EPS and Adjusted ROIC for 2016 was at least 105% of the target Adjusted EPS and Adjusted ROIC, each Named Executive Officer would be eligible to receive up to their maximum annual cash bonus opportunity.
For 2016, 80% of each executive officer’s target annual cash bonus opportunity was based on our Adjusted EPS performance and the remaining 20% was based on our Adjusted ROIC performance. To incentivize Adjusted EPS outperformance, each executive officer’s upside annual cash bonus potential was 100% weighted towards Adjusted EPS performance. An executive was only eligible to earn an above target annual cash bonus if we exceeded our Adjusted EPS goal, and the maximum annual cash bonus opportunity was payable only if Adjusted EPS equaled or exceeded 105% of our Adjusted EPS goal.
The following table sets forth the Adjusted EPS and Adjusted ROIC levels and the related payment levels for our Named Executive Officers for 2016, with the annual cash bonus percentage amounts expressed as a percentage of the Named Executive Officer’s base salary for 2016. The annual cash bonus opportunity set forth in the following table for each of the Named Executive Officers was determined by our Compensation Committee, in its judgment, to be appropriate based on the target annual cash bonus amount that, in the case of Mr. Del Rio, was negotiated in his employment agreement, and in the case of our other Named Executive Officers, was determined by our Compensation Committee based on the factors discussed above.

	2016
Name	Percentage of Adjusted EPS and Adjusted ROIC Goal Achieved	Adjusted EPS Payout (% of Base Salary)	Adjusted ROIC Payout (% of Base Salary)	Total Maximum Annual Cash Bonus (% of Base Salary)
Frank J. Del Rio	95%	80%	20%	100%
	100%	160%	40%	200%
	≥102.5%	260%	40%	300%
Wendy A. Beck	95%	30%	7.5%	37.5%
	100%	60%	15%	75%
	102.5%	97.5%	15%	112.5%
	105%	135%	15%	150%
Robert Binder	95%	30%	7.5%	37.5%
	100%	60%	15%	75%
	102.5%	97.5%	15%	112.5%
	105%	135%	15%	150%
Andrew Stuart	95%	30%	7.5%	37.5%
	100%	60%	15%	75%
	102.5%	97.5%	15%	112.5%
	105%	135%	15%	150%
T. Robin Lindsay	95%	30%	7.5%	37.5%
	100%	60%	15%	75%
	102.5%	97.5%	15%	112.5%
	105%	135%	15%	150%
For 2016, our Compensation Committee established an Adjusted EPS target level of  $3.80 and an Adjusted ROIC target level of 10.5%. Based on our actual 2016 results, our Compensation Committee determined that neither target had been achieved, and that our actual Adjusted EPS and Adjusted ROIC results were each below the 95% of target threshold performance level. As a result, no Named Executive Officer, or other member of our Company’s management team, was paid an annual cash bonus under our Plan for 2016, even though we successfully grew our total revenue, net income and EPS during 2016. We believe that the rigor of our 2016 performance targets and our pay-for-performance philosophy is demonstrated by the fact that despite our EPS growth from $1.86 for 2015 to $2.78 for 2016, an increase of approximately 49%, our NEOs did not achieve even the threshold Adjusted EPS performance level. For example, despite our strong operational performance, the total annual cash compensation (base salary plus actual cash bonus) for our President and Chief Executive Officer was $1,500,000 in 2016 compared to $3,741,299 in 2015, a decrease of approximately 60% compared to 2015.
Mr. Lindsay received a success bonus of  $250,000 related to the delivery of the Seven Seas Explorer pursuant to an agreement he entered into with us in 2014.
Long-Term Equity Incentive Compensation
The long-term incentive compensation awarded to our executive officers, including our Named Executive Officers, is designed to ensure a direct link to the value provided to our shareholders. Accordingly, our long-term equity incentive program is intended to align a significant portion of the compensation of our Named Executive Officers with the interests of our shareholders by rewarding the creation and preservation of long-term shareholder value using a multi-year performance period.
Each year, our Compensation Committee determines the form of the equity incentive awards for our executive officers, including our Named Executive Officers. In determining the form, our Compensation Committee considers the recommendations of our President and Chief Executive Officer for our other executive officers. Prior to 2015, our Compensation Committee granted stock options to our executive officers, the majority of which were subject to time-based vesting requirements. In 2015 and 2016, following discussions with Compensia, and in an effort to more closely align the structure of our equity incentive awards with those used by companies in our Peer Group, our Compensation Committee awarded a combination of stock options, RSUs and PSUs to our executive officers. The following describes the award types we used in 2016 and 2015 and how they help accomplish our compensation objectives:
Components of Long-Term Equity Incentive Compensation	Characteristics	Purpose
Stock Options	Granted with an exercise price equal to the closing price of our ordinary shares on the NASDAQ Stock Market on the date of grant. In 2016, our NEOs (other than our President and Chief Executive Officer) received stock options that vest in annual installments over a three-year period, contingent upon continued employment.	Inherently performance-based by providing value only if our share price increases over time after the grant of an award. Motivates our executives to contribute to our long-term growth and profitability thereby creating value for our shareholders. Serves as a retention incentive.
RSUs	Represent the right to receive a specified number of shares at the time the award vests. Value of RSUs fluctuates as the value of our ordinary shares increases or decreases. In 2016, our NEOs (other than our President and Chief Executive Officer) received RSUs that generally vest in annual installments over a three-year period, contingent upon continued employment.	Helps align our executive officers’ interests with those of our shareholders. Serves as a retention incentive.
PSUs	Represent the right to receive a specified number of shares based on achievement of certain performance objectives approved by our Compensation Committee. In 2015, PSUs with multi-year, performance-based vesting conditions were awarded to our President and Chief Executive Officer. In 2017, PSUs with performance-based vesting conditions were awarded to our NEOs (other than our President and Chief Executive Officer).	Focuses our executive officers on the achievement of key financial operating objectives over a multi-year period. Adjusted EPS, Adjusted ROIC and/or share appreciation incentives align executive officer’s interests with those of our shareholders. Serves as a retention incentive.
RSUs and/or PSUs are also included in the mix of awards because, compared to stock options, they have value even if our share price does not appreciate. This helps to mitigate risk by ensuring that our executive officers have downside risk that is aligned with our shareholders’ interests and also helps enhance the retentive value of the awards. Since the grant date fair value of one share unit is generally greater than the grant date fair value of one stock option, fewer share units can be granted (relative to stock options) to convey the same grant date fair value and thus are potentially less dilutive.
In determining the awards granted to each Named Executive Officer, our Compensation Committee takes into account their position level, their expected contribution toward achieving our long-term objectives, the Compensation Committee’s expectations as to our long-term performance, a review of Peer Group compensation levels and recommendations of our President and Chief Executive Officer (other than with respect to his own compensation). Our Compensation Committee generally makes annual equity awards to our NEOs and other members of management, other than Mr. Del Rio, once a year, but awards may be granted outside this annual grant cycle in connection with events such as hiring, promotion or extraordinary performance.
Prior Year President and Chief Executive Officer Awards
In connection with the negotiation of his amended employment agreement in 2015, our Compensation Committee granted a multi-year award to our President and Chief Executive Officer which reflected an increased emphasis on performance-based compensation. This equity award was intended as a special one-time, front-loaded, performance-based award that would provide him with a meaningful equity incentive for the approximately four-year term of his amended employment agreement. The award consisted of options and RSUs with time-based and rigorous performance-based vesting requirements (the “CEO Options,” “CEO RSUs” and “CEO PSUs”). In August 2015, our Compensation Committee eliminated Mr.  Del Rio’s contractual right to receive automatic equity awards each year.
In light of the front-loaded award in 2015, our Compensation Committee determined not to provide Mr. Del Rio with any additional equity awards for 2016.
In March 2017, our Compensation Committee determined that our Adjusted EPS performance did not meet the $3.79 target for 2016 that was established in 2015 and Mr. Del Rio forfeited 12,500 PSUs and the option to purchase 52,083 of our ordinary shares that were eligible to be earned for 2016. Our Compensation Committee also determined that we had achieved the lowest threshold Adjusted ROIC target of 9.5% for 2016, but did not achieve the higher performance target levels, resulting in Mr. Del Rio vesting in 15,000 PSUs and the option to purchase 62,500 of our ordinary shares and forfeiting 10,000 PSUs and the option to purchase 41,666 of our ordinary shares that would only have vested if we achieved the maximum Adjusted ROIC target. Adjusted EPS and Adjusted ROIC are defined in substantially the same manner as described above in the context of our annual cash bonus opportunities.
Mr. Del Rio’s only equity award was made in 2015; he did not receive any additional awards for 2016. However, under FASB ASC Topic 718, the CEO Options and CEO PSUs that are subject to Adjusted EPS and Adjusted ROIC performance vesting requirements are generally not considered “granted” for financial reporting purposes until our Compensation Committee approves the vesting after the conclusion of the applicable performance year. As a result, the “2016 Summary Compensation Table” includes the value of the CEO Options and CEO PSUs that vested in 2016 based on our Adjusted EPS performance for 2015. Similarly, the “2017 Summary Compensation Table” that will be included in our proxy statement filed next year will include the value of the CEO Options and CEO PSUs described above that vested in 2017 based on our Adjusted ROIC performance for 2016. These reported grant values relate to Mr. Del Rio’s 2015 equity award, and are not associated with any additional equity awards that have been made to Mr.  Del Rio.
Other Named Executive Officer Awards in 2016
In March 2016, in connection with its annual review of our executive compensation program, our Compensation Committee awarded each of our NEOs (except Mr. Del Rio) 18,750 RSUs and an option to purchase 37,500 ordinary shares. The options have a term of 10 years and both the RSUs and the options vest in three equal, annual installments, subject to the Named Executive Officer’s continued employment through each vesting date. In September 2016, in connection with their promotions, Mr. Binder received a one-time grant of 45,000 RSUs and Mr. Stuart receive a one-time grant of 15,000 RSUs. Mr. Binder’s and Mr. Stuart’s RSU awards vest equally on June 30 of 2017, 2018 and 2019, subject to each Named Executive Officer’s continued employment through each vesting date.
The options granted to our NEOs are not entitled to any dividend or equivalent payments prior to exercise, and the dividend equivalent payments with respect to any RSU awards are subject to the same vesting conditions as the underlying share units to which they relate (including any performance-vesting conditions). All of the awards are subject to the terms of our Plan.

Other Named Executive Officer Awards in 2017
Following discussions with Compensia, our Compensation Committee determined that the annual equity award made to our NEOs, other than Mr. Del Rio, should consist of a combination of time-based RSUs that vest in three equal annual installments and PSUs that may be earned based on our Adjusted ROIC performance in 2018. For 2017, 33.3% of each NEO’s total annual equity award consisted of PSUs. Our Compensation Committee believes that this continued progression to performance-based compensation will further incentivize our NEOs to achieve Company-wide financial performance objectives. Our Compensation Committee determined to use Adjusted ROIC as the sole performance metric for the 2017 PSUs because Adjusted EPS will be used as the performance metric for the 2017 annual cash bonus opportunities, and, in response to shareholder feedback, our Compensation Committee determined that we should use different performance metrics for short-term and long-term compensation.
Severance Arrangements and Change in Control Benefits
Each of our Named Executive Officers is employed pursuant to an employment agreement providing for severance payments and benefits upon an involuntary termination of the Named Executive Officer’s employment by us without “cause” or by him or her for “good reason.” The severance payments and benefits in each employment agreement were negotiated in connection with the execution of each employment agreement. In each case, our Compensation Committee determined that it was appropriate to provide the executive officer with severance payments and benefits under the circumstances in light of each of their respective positions with us, general competitive practices and as part of each of their overall compensation packages.
When setting the level of each executive officer’s severance payments and benefits, our Compensation Committee took into consideration an analysis of the severance payments and benefits provided to similarly situated executives at our Peer Group companies prepared by Compensia. The severance payments and benefits payable to each of our Named Executive Officers (including Mr. Del Rio) upon a qualifying termination of employment generally include a cash payment based on his or her base salary (in Mr. Del Rio’s case, a multiple of his base salary and full annual cash bonus), including the payment of a pro-rata portion of any annual cash bonus actually earned for the year of termination of employment and continued medical benefits for the applicable severance period at our expense. Mr. Del Rio is also entitled to receive (1) certain specified perquisites during the applicable severance period and (2) a “gross up” payment for any excise taxes that may become payable in connection with a change in control of our Company pursuant to Section 4999 of the Code. Further, if his employment is terminated without “cause” or if he earlier terminates his employment for “good reason,” all of Mr. Del Rio’s outstanding and unvested CEO Options, CEO RSUs and CEO PSUs will vest in full. Finally, if Mr. Del Rio’s employment terminates by reason of his death or disability, he will vest in a pro rata portion of the next unvested installment of his time-based CEO Options and CEO RSUs.
We do not believe that our Named Executive Officers should be entitled to any cash severance payments or benefits merely because of a change in control of our Company. Accordingly, none of our Named Executive Officers are entitled to any such payments or benefits upon the occurrence of a change in control of our Company unless there is an actual termination (other than for “cause”) or constructive termination of employment for “good reason” following the change in control (a “double-trigger” arrangement). Similarly, none of our NEOs are entitled to receive any automatic “single trigger” equity vesting upon the occurrence of a change in control of our Company, and severance protections for equity awards also require an actual termination (other than for “cause”) or constructive termination of employment for “good reason” following the change in control. If, in connection with a change in control of our Company, there is an actual termination (other than for “cause”) or constructive termination of employment for one of our NEOs, in addition to the payments and benefits described above, all of such NEO’s outstanding and unvested equity awards granted under our Plan, or any successor plan, will receive full accelerated vesting.
The material terms of these payments and benefits, are described in the “Potential Payments Upon Termination or Change in Control” section below.

Other Elements of Compensation
Supplemental Executive Retirement Plan
We maintained a Supplemental Executive Retirement Plan (“SERP”), which was a legacy unfunded defined contribution plan for certain of our executives who were employed by us in an executive capacity prior to 2008. The SERP was frozen to future participation following that date. The SERP provided for Company contributions on behalf of the participants to compensate them for the benefits that are limited under our 401(k) Plan. We credited participants under the SERP for amounts that would have been contributed by us to our previous Defined Contribution Retirement Plan and our former 401(k) Plan without regard to any limitations imposed by the Code. Participants did not make any elective contributions under this plan.
In order to avoid making future contributions, our Board elected to discontinue this plan following the 2015 contributions and paid the deferred contributions to participants in early 2017 following the expiration of the required 12-month waiting period. Mr. Stuart is our only NEO who received a payment of deferred contributions in 2017. Additional information about the SERP is provided in the “2016 Nonqualified Deferred Compensation Table” and the narrative to the table below.
Senior Management Retirement Savings Plan
We maintained a Senior Management Retirement Savings Plan (“SMRSP”), which was a legacy unfunded defined contribution plan for certain of our employees who were employed by us prior to 2001. The SMRSP provided for Company contributions on behalf of the participants to compensate them for the difference between the qualified plan benefits that were previously available under our cash balance pension plan and the redesigned 401(k) Plan. We credited participants under the SMRSP Plan for the difference in the amount that would have been contributed by us to our previous Norwegian Cruise Line Pension Plan and the qualified plan maximums of the new 401(k) Plan.
In order to avoid making future contributions, our Board elected to discontinue this plan following the 2015 contributions and paid the deferred contributions to participants in early 2017 following the expiration of the required 12-month waiting period. Mr. Stuart is our only NEO who received a payment of deferred contributions in 2017. Additional information about the SMRSP is provided in the “2016 Nonqualified Deferred Compensation Table” and the narrative to the table below.
Benefits and Perquisites
While employed, we provide our Named Executive Officers with retirement benefits under our 401(k) Plan, participation in our medical, dental and insurance programs and vacation and other holiday pay, all in accordance with the terms of such plans and programs in effect from time to time and substantially on the same terms as those generally offered to our other employees (although vacation benefits may differ).
In addition, while employed, our Named Executive Officers receive a cash automobile allowance, a cruise benefit for Company cruises, including certain travel for immediate family, as well as coverage under an executive medical plan which provides them with coverage of certain extra medical, dental and vision expenses. Mr. Binder receives a monthly travel allowance in lieu of the cash automobile allowance. We believe that the level and mix of perquisites we provide to our Named Executive Officers is consistent with market compensation practices.
Mr. Del Rio is also entitled to certain additional perquisites pursuant to the terms of his amended employment agreement originally entered into with Prestige.
Share Ownership Policy
We do not currently have a share ownership policy in place for our executive officers.
Compensation Risk Assessment
We have conducted a risk assessment of our compensation policies and practices and concluded that such policies and practices do not create risks that are reasonably likely to have a material adverse effect on our Company. In particular, our Compensation Committee believes that the design of our annual performance incentive programs and long-term equity incentives provides an effective and appropriate mix of incentives to ensure our compensation program is focused on long-term shareholder value creation and does not encourage the taking of short-term risks at the expense of long-term results.
Compensation Committee Report
The Compensation Committee of the Board has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis section of this Proxy Statement. Based upon this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis section be included in this Proxy Statement.
COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS*
John W. Chidsey (Chair)
Chad A. Leat
Russell W. Galbut
*Mr. Leat was appointed to our Compensation Committee in March 2016 and Mr. Chidsey became Chairman of our Compensation Committee in March 2016.
The foregoing report of our Compensation Committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by our Company (including any future filings) under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically incorporate such report by reference therein.

COMPENSATION OF EXECUTIVE OFFICERS
The “2016 Summary Compensation Table” below quantifies the value of the different forms of compensation earned by or awarded to our Named Executive Officers for 2016, 2015 and 2014, as applicable.
The “2016 Summary Compensation Table” should be read in conjunction with the tables and narrative descriptions that follow. The “Grants of Plan-Based Awards in 2016 Table” provides information regarding the cash and long-term equity incentives awarded to our Named Executive Officers. The tables entitled “Outstanding Equity Awards at December 31, 2016 Table” and “Option Exercises and Stock Vested in 2016 Table” provide further information on our Named Executive Officers’ potential realizable value and actual value realized with respect to their equity awards.
2016 SUMMARY COMPENSATION TABLE
The following table presents information regarding the compensation of each of our Named Executive Officers for services rendered during 2016, 2015 and 2014.
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Frank J. Del Rio President and Chief Executive Officer	2016	1,500,000	—	625,000(6)	536,674(6)	—	256,150	2,917,824
	2015	1,837,500	—	10,276,315	17,752,083	1,903,799	140,651	31,910,348
	2014	201,923	1,925,000	—	—	—	3,983	2,130,906
Wendy A. Beck Executive Vice President and Chief Financial Officer	2016	650,000	—	943,313	648,750	—	40,699	2,282,762
	2015	624,849	—	—	1,018,385	483,595	29,592	2,156,421
	2014	543,323	548,000	—	632,474	—	546,210	2,270,007
Robert Binder Vice Chairman, Oceania Cruises and Regent; President and Chief Executive Officer, Oceania Cruises	2016	575,410	—	2,552,063	648,750	—	21,046	3,797,269
	2015	891,027	757,500	—	—	89,424	22,506	1,760,457
Andrew Stuart President and Chief Executive Officer, Norwegian	2016	650,000	—	1,479,563	648,750	—	46,015	2,824,328
	2015	627,833	—	—	2,030,533	484,793	164,108	3,307,267
	2014	515,086	259,750	—	632,474	—	422,854	1,830,164
T. Robin Lindsay Executive Vice President, Vessel Operations	2016	650,000	250,000	943,313	648,750	—	42,515	2,534,578

(1)
For 2016, the amount reported in the “Bonus” column for Mr. Lindsay represents a success bonus related to the delivery of the Seven Seas Explorer pursuant to an agreement he entered into with us in 2014.

(2)
For 2016, the amounts reported in the “Stock Awards” column reflect the grant-date fair value under FASB ASC Topic 718 of the RSUs awarded to our NEOs in 2016, other than Mr. Del Rio. Refer to footnote 6 for a discussion of the amounts reported for Mr. Del Rio. For a discussion of the assumptions and methodologies used to calculate the amounts referred to above, please see the discussion of the RSU awards contained in “Note 10, Employee Benefits and Share-Based Compensation,” to our consolidated financial statements for the year ended December 31, 2016 included in our Annual Report on Form 10-K filed on February 27, 2017.

(3)
The amounts reported in the “Option Awards” column reflect the grant-date fair value under FASB ASC Topic 718 of the stock options awarded to our NEOs in 2016 (excluding Mr. Del Rio), 2015 and 2014. Refer to footnote 6 for a discussion of the amounts reported for Mr. Del Rio. For a discussion of the assumptions and methodologies used to calculate the amounts referred to above, please see the discussion of the share option awards contained in “Note 10, Employee Benefits and Share-Based Compensation,” to our consolidated financial statements for the year ended December 31, 2016 included in our Annual Report on Form 10-K filed on February 27, 2017.

(4)
For 2016, the amounts reported in the “Non-Equity Incentive Plan Compensation” column reflect the annual cash bonuses paid under our Plan based on performance during 2016. As described above in “Compensation Discussion and Analysis,” no bonuses were paid based on 2016 performance.

(5)
The following table provides detail for the amounts reported for 2016 in the “All Other Compensation” column of the table.

Name	Automobile ($)(a)	401(k) Employer Match ($)(b)	Executive Medical Plan Premium ($)(c)	CEO Benefits ($)(d)	Other Benefits ($)(e)	Total ($)
Frank J. Del Rio	27,600	12,975	9,408	204,870	1,297	256,150
Wendy A. Beck	14,400	—	14,148	—	12,151	40,699
Robert Binder	—	—	4,824	—	16,222	21,046
Andrew Stuart	18,000	12,975	14,148	—	892	46,015
T. Robin Lindsay	14,400	12,975	9,408	—	5,732	42,515

(a)
Represents a cash automobile and automobile maintenance allowance.

(b)
Represents an employer contribution match under our 401(k) Plan on the same terms as those generally offered to our other employees.

(c)
Represents premiums under an executive medical plan.

(d)
Represents the following benefits for Mr. Del Rio: $100,000 travel expense allowance, $12,000 personal allowance, $20,000 tax preparation service, $20,000 country club membership and $52,870 legal fee reimbursement.

(e)
Represents flexible credits, life insurance premiums, cruise benefits (including immediate family travel), and commemorative watches for certain of our Named Executive Officers. Additionally, air travel cost provided in lieu of an automobile allowance was included for Mr. Binder.

(6)
These amounts represent the vesting of performance-based CEO Options and CEO PSUs that were awarded to Mr. Del Rio in 2015. Pursuant to FASB ASC Topic 718, a grant date was not established for the awards on the award date and as such those awards were excluded from the “Grants of Plan-Based Awards in 2015 Table.” In March 2016, our Board determined that the Adjusted EPS target for 2015 had been met, establishing the grant date for the related performance-based CEO Options and CEO PSUs. No new equity awards were made to Mr. Del Rio during 2016.

Employment Agreements for Current NEOs—Salary and Annual Cash Bonus Opportunity
Frank J. Del Rio
On August 4, 2015, we entered into a letter agreement with Mr. Del Rio to amend his existing employment agreement, originally entered into by Prestige prior to the Acquisition and dated June 5, 2014, and subsequently amended by a letter agreement dated September 2, 2014.
The initial term of Mr. Del Rio’s amended employment agreement extends until June 30, 2019. Beginning in 2016, Mr. Del Rio’s 2015 base annual salary of  $1,837,500 was reduced to $1,500,000 and he was no longer entitled to receive automatic 5% increases to his base annual salary amount each calendar year (as he was in his legacy employment agreement with Prestige). Beginning in 2016, Mr. Del Rio’s 2015 target annual cash bonus amount of 100% of his base annual salary was increased to 200% of his base annual salary. Mr. Del Rio’s target annual cash bonus opportunity is subject to a maximum limit of 300% of his base annual salary. Mr. Del Rio is entitled to a $2,000 monthly car allowance and certain maintenance and fuel expenses and certain other personal benefits each year. The amended employment agreement also provides for participation in employee benefit plans and perquisite programs generally available to our executive officers, including an executive medical plan.
In addition, pursuant to the amended employment agreement, Mr. Del Rio received a special one-time, front-loaded, performance-based and time-based award of options, RSUs and PSUs in 2015. Mr. Del Rio is not entitled to a fixed amount of automatic equity awards each calendar year under his amended employment agreement.

Wendy A. Beck
Ms. Beck is employed as our Executive Vice President and Chief Financial Officer pursuant to an employment agreement with us dated as of September 2, 2015.
The initial term of Ms. Beck’s employment under the agreement is from September 1, 2015 through December 31, 2018, which will automatically renew each anniversary of December 31, 2018 thereafter for additional one-year terms unless either we or Ms. Beck gives notice of non-renewal within 60 days prior to the end of the term. The agreement provides for a minimum annual base salary of $650,000, subject to annual review, a performance-based annual cash bonus in an amount to be determined by our Compensation Committee, long-term equity incentive compensation as determined by our Compensation Committee and participation in the benefit plans and programs generally available to other similarly situated executives, including an executive medical plan. She is also entitled to a $1,200 monthly car allowance.
Robert Binder
Mr. Binder is employed as our Vice Chairman of Oceania Cruises and Regent and President and Chief Executive Officer of Oceania Cruises pursuant to an employment agreement with us dated as of September 16, 2016.
The initial term of Mr. Binder’s employment agreement is from September 16, 2016 through December 31, 2019 which will automatically renew each anniversary of December 31, 2019 thereafter for additional one-year terms unless either we or Mr. Binder gives notice of non-renewal within 60 days prior to the end of the term. The agreement provides for a minimum annual base salary of  $650,000, subject to annual review, a performance-based annual cash bonus in an amount to be determined by our Compensation Committee, long-term equity incentive compensation as determined by our Compensation Committee, and participation in the benefit plans and programs generally available to other similarly situated executives, including an executive medical plan. He is also entitled to one cross-country, first-class flight per month.
Andrew Stuart
Mr. Stuart is employed as our President and Chief Executive Officer of Norwegian pursuant to an employment agreement with us dated as of September 16, 2016.
The initial term of Mr. Stuart’s employment agreement is from September 16, 2016 through December 31, 2018 which will automatically renew each anniversary of December 31, 2018 thereafter for additional one-year terms unless either we or Mr. Stuart gives notice of non-renewal within 60 days prior to the end of the term. The agreement provides for a minimum annual base salary of  $650,000, subject to annual review, a performance-based annual cash bonus in an amount to be determined by our Compensation Committee, long-term equity incentive compensation as determined by our Compensation Committee, and participation in the benefit plans and programs generally available to other similarly situated executives, including an executive medical plan. He is also entitled to a $1,500 monthly car allowance.
T. Robin Lindsay
Mr. Lindsay is employed as our Executive Vice President, Vessel Operations, pursuant to an employment agreement with us dated as of October 18, 2015.
The initial term of Mr. Lindsay’s employment agreement is from September 1, 2015 through December 31, 2018 which will automatically renew each anniversary of December 31, 2018 thereafter for additional one-year terms unless either we or Mr. Lindsay gives notice of non-renewal within 60 days prior to the end of the term. The agreement provides for a minimum annual base salary of   $600,000 (which was adjusted to $650,000 in January 2016), subject to annual review, a performance-based annual cash bonus in an amount to be determined by our Compensation Committee, long-term equity incentive compensation as determined by our Compensation Committee, and participation in the benefit plans and programs generally available to other similarly situated executives, including an executive medical plan. He is also entitled to a $1,200 monthly car allowance.

GRANTS OF PLAN-BASED AWARDS IN 2016 TABLE
The following table presents all plan-based awards granted to our Named Executive Officers during the year ended December 31, 2016.
Name	Grant Date	Compensation Committee Approval Date (If Different than Grant Date)	Estimated Potential Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards	All Other Stock Awards: Number of Shares of Stock or Units(3)	All Other Option Awards: Number of Securities Underlying Options(4)	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards(5)
			Threshold ($)	Target ($)	Maximum ($)	Target (#)	(#)	(#)	($/Sh)	($)
Frank J. Del Rio
2016 Annual Cash Bonus	—	—	1,500,000	3,000,000	4,500,000	—	—	—	—	—
Option Awards – Performance-based	3/3/2016	8/4/2015	—	—	—	52,083(2)	—	—	59.43	536,674
PSU Awards – Performance-based	3/3/2016	8/4/2015	—	—	—	12,500(2)	—	—	—	625,000
Wendy A. Beck
2016 Annual Cash Bonus	—	—	243,750	487,500	975,000	—	—	—	—	—
Option Awards	3/1/2016	2/15/2016	—	—	—	—	—	37,500	50.31	648,750
RSU Awards	3/1/2016	2/15/2016	—	—	—	—	18,750	—	—	943,313
Robert Binder
2016 Annual Cash Bonus	—	—	215,779	431,558	863,115	—	—	—	—	—
Option Awards	3/1/2016	2/15/2016	—	—	—	—	—	37,500	50.31	648,750
RSU Awards	3/1/2016	2/15/2016	—	—	—	—	18,750	—	—	943,313
RSU Awards	9/16/2016	—	—	—	—	—	45,000	—	—	1,608,750
Andrew Stuart
2016 Annual Cash Bonus	—	—	243,750	487,500	975,000	—	—	—	—	—
Option Awards	3/1/2016	2/15/2016	—	—	—	—	—	37,500	50.31	648,750
RSU Awards	3/1/2016	2/15/2016	—	—	—	—	18,750	—	—	943,313
RSU Awards	9/16/2016	—	—	—	—	—	15,000	—	—	536,250
T. Robin Lindsay
2016 Annual Cash Bonus	—	—	243,750	487,500	975,000	—	—	—	—	—
Option Awards	3/1/2016	2/15/2016	—	—	—	—	—	37,500	50.31	648,750
RSU Awards	3/1/2016	2/15/2016	—	—	—	—	18,750	—	—	943,313

(1)
The amounts reported in these columns represent the range of possible payouts under our Plan’s annual cash bonus program based on performance during 2016, as described in “Compensation Discussion and Analysis.” For 2016, because the minimum threshold performance level was not met, no payouts were made or earned.

(2)
These amounts represent the vesting of performance-based CEO Options and CEO PSUs that were awarded to Mr. Del Rio in 2015. Pursuant to FASB ASC Topic 718, a grant date was not established for the awards on the award date and as such those awards were excluded from the “Grants of Plan-Based Awards in 2015 Table.” In March 2016, our Board determined that the Adjusted EPS target for 2015 had been met, establishing the grant date for the related performance-based CEO Options and CEO PSUs. No new equity awards were made to Mr. Del Rio during 2016.

(3)
These amounts represent time-based RSUs awarded to our NEOs, other than Mr. Del Rio, in 2016. All RSUs reported in this table were awarded under our Plan.

(4)
These amounts represent time-based options awarded to our NEOs, other than Mr. Del Rio, in 2016. All options reported in this table were granted under our Plan.

(5)
The fair value of each time-based and performance-based option award is estimated on the date of grant using the Black-Scholes option-pricing model. The fair value of the time-based RSUs and PSUs is equal to the closing market price of our shares at the date of grant. For a further discussion of the assumptions and methodologies used to calculate the amounts reported in this column, refer to footnote 2 and 3 to the “2016 Summary Compensation Table” above. The amounts reported for Mr. Del Rio represent the vesting of performance-based CEO Options and CEO PSUs that were awarded to Mr. Del Rio in 2015. Pursuant to FASB ASC Topic 718, a grant date was not established for the awards on the award date and as such those awards were excluded from the “Grants of Plan-Based Awards in 2015 Table.” In March 2016, our Board determined that the Adjusted EPS target for 2015 had been met, establishing the grant date for the related performance-based CEO Options and CEO PSUs. No new equity awards were made to Mr. Del Rio during 2016.
OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2016 TABLE
The following table presents information regarding the outstanding equity awards held by each of our NEOs as of December 31, 2016.
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(1) (#)	Option Exercise Price ($/Sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(1) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3) ($)
Frank J. Del Rio	52,083	625,000(4)	572,917	59.43	8/3/2025	112,500(4)	4,784,625	137,500	5,847,875
Wendy A. Beck	204,795	—	—	19.00	1/17/2020	18,750(8)	797,438	—	—
	37,500	12,500(5)	—	30.95	6/30/2023	—	—	—	—
	20,000	20,000(6)	—	31.90	6/30/2024	—	—	—	—
	16,666	33,334(6)	—	56.19	6/30/2025	—	—	—	—
	—	37,500(7)	—	50.31	2/28/2026	—	—	—	—
Robert Binder	—	37,500(7)	—	50.31	2/28/2026	18,750(8)	797,438	—	—
	—	—	—	—	—	45,000(9)	1,913,850	—	—
Andrew Stuart	160,551	—	—	19.00	1/17/2020	18,750(8)	797,438	—	—
	37,500	12,500(5)	—	30.95	6/30/2023	15,000(9)	637,950	—	—
	20,000	20,000(6)	—	31.90	6/30/2024	—	—	—	—
	25,000	75,000(10)	—	50.17	4/27/2025	—	—	—	—
	—	37,500(7)	—	50.31	2/28/2026	—	—	—	—
T. Robin Lindsay	16,666	33,334(6)	—	56.19	6/30/2025	18,750(8)	797,438	—	—
	—	37,500(7)	—	50.31	2/28/2026	—	—	—	—

(1)
Represents performance-based CEO Option and CEO PSU awards granted to Mr. Del Rio on August 4, 2015 which will vest upon the achievement of pre-determined targets. This table reflects all of the shares subject to Mr. Del Rio’s award, and includes 364,584 performance-based CEO Options and 87,500 CEO PSU awards for which a grant date was not established under FASB ASC Topic 718.

(2)
Represents unvested RSU awards subject to time-based vesting requirements.

(3)
The market value of the unvested RSU awards was calculated based on the $42.53 closing price of our ordinary shares as of December 30, 2016 (the last trading day of 2016).

(4)
Represents time-based CEO Option and CEO RSU awards granted to Mr. Del Rio on August 4, 2015. The time-based CEO Option awards vest 50% on June 30, 2017 and 50% on June 30, 2019. The time-based CEO RSU award vests equally on June 30, 2017, 2018 and 2019, respectively.

(5)
The options of our NEOs vest on July 1, 2017.

(6)
The options of our NEOs vest in substantially equal annual installments on July 1, 2017 and 2018.

(7)
The options of our NEOs vest in substantially equal annual installments on March 1, 2017, 2018 and 2019.

(8)
The RSUs of our NEOs vest in substantially equal annual installments on March 1, 2017, 2018 and 2019.

(9)
The RSUs of our NEOs vest in substantially equal annual installments on June 30, 2017, 2018 and 2019.

(10)
The options of our NEOs vest in substantially equal annual installments on March 4, 2017, 2018 and 2019.

OPTION EXERCISES AND STOCK VESTED IN 2016 TABLE
The following table presents information regarding all stock options exercised and value received upon exercise, and all stock awards vested and the value realized upon vesting, by our NEOs during 2016.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Frank J. Del Rio	—	—	50,000(2)	2,119,000
Wendy A. Beck	—	—	—	—
Robert Binder	—	—	—	—
Andrew Stuart	—	—	—	—
T. Robin Lindsay	—	—	—	—

(1)
The value of the RSU awards was determined by multiplying the number of RSUs that vested by the per-share closing price of the ordinary shares on the vesting date.

(2)
Represents 12,500 CEO PSUs that vested on March 3, 2016 pursuant to our Board’s approval of an Adjusted EPS performance target for 2015 and 37,500 time-based CEO RSUs that vested on June 30, 2016 in accordance with the award’s vesting schedule. Each vesting relates to an equity award made to Mr. Del Rio in August 2015.

2016 NONQUALIFIED DEFERRED COMPENSATION TABLE
The following table presents information on contributions to, earnings accrued under and distributions to our NEOs from our nonqualified defined contribution plans during the year ended December 31, 2016.
Name	Plan Name	Executive Contributions in FY 2016 ($)	Registrant Contributions in FY 2016 ($)	Aggregate Earnings in FY 2016 ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at End FY 2016 ($)
Andrew Stuart	SERP(1)	—	—	5,609	—	447,250
	SMRSP(1)	—	—	1,091	—	86,961

(1)
Our Board elected to discontinue the SERP and SMRSP following the 2015 contributions and paid the deferred contributions to participants in early 2017 following the expiration of the required 12-month waiting period. As a result, no contributions were made during 2016.

(2)
Aggregate earnings in 2016 are not included in the “2016 Summary Compensation Table” above because they are not above market or preferential as determined pursuant to the SEC’s rules and regulations.

We maintained the SERP, which was an unfunded defined contribution plan for certain of our executive officers who were employed by us in an executive capacity prior to 2008. We made contributions on behalf of the participants to compensate them for the benefits that were limited under the 401(k) Plan. We credited participants under the SERP Plan for amounts that would have been contributed by us to our previous Defined Contribution Retirement Plan and the former 401(k) Plan without regard to any limitations imposed by the Code. Participants did not make contributions to this plan. Participant accounts were credited with earnings based upon the rate of return in the JPMorgan Chase Bank Stable Asset Income Fund, subject to a 5% maximum. For 2016, the rate of return used was 1.27%. To comply with and avoid adverse consequences under applicable tax rules, plan accruals for services performed or payments which become vested after December 31, 2008 would be distributed in the year that services were performed. Vested, accrued balances for services performed prior to December 31, 2008 continued to accrue interest and would be distributed upon the first to occur of termination of employment, death or disability or December 31, 2017. No withdrawals were permitted under the SERP. Our Board elected to discontinue this plan following the 2015 contributions and paid the deferred contributions to participants in early 2017 following the expiration of the required 12-month waiting period. Mr. Stuart is our only NEO who received a payment of deferred contributions in 2017.
We also maintained the SMRSP, which was an unfunded defined contribution plan for certain of our employees who were employed by us prior to 2001. We made contributions on behalf of the participants to compensate them for differences between the qualified plan benefits that were previously available under our cash balance pension plan and the redesigned 401(k) Plan. We credited participants under the SMRSP Plan for the difference in the amount that would have been contributed by us to our previous Norwegian Cruise Line Pension Plan and the qualified plan maximums of the new 401(k) Plan. Participants did not make contributions to this plan. Participant accounts were credited with earnings based upon the rate of return in the JPMorgan Chase Bank Stable Asset Income Fund, subject to a 5% maximum. For 2016, the rate of return used was 1.27%. To comply with and avoid adverse consequences under applicable tax rules, plan accruals for services performed or payments which become vested after December 31, 2008 would be distributed in the year that services were performed. Vested, accrued balances for services performed prior to December 31, 2008 continued to accrue interest and would be distributed upon the first to occur of termination of employment, death or disability or December 31, 2017. No withdrawals were permitted under the SMRSP. Our Board elected to discontinue this plan following the 2015 contributions and paid the deferred contributions to participants in early 2017 following the expiration of the required 12-month waiting period. Mr. Stuart is our only NEO who received a payment of deferred contributions in 2017.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The following section describes the payments and benefits that would have become payable to our Named Executive Officers in connection with a termination of their employment and/or a change in control of our Company occurring on December 31, 2016. All of the payments and benefits described below would be provided by us. Please see “Compensation Discussion and Analysis” above for a discussion of how the level of these payments and benefits was determined. Our NEOs would also be entitled to receive any accrued payments and benefits disclosed above under the “2016 Nonqualified Deferred Compensation Table” in connection with a termination of their employment.
Frank J. Del Rio
Mr. Del Rio’s amended employment agreement provides for certain payments and benefits to be paid to him in connection with a termination of his employment under the circumstances described below. In each case, Mr. Del Rio is entitled to receive all amounts that he has earned but are unpaid regardless of the circumstances under which his employment terminates (his “accrued obligations”).
Severance Benefits—Termination of Employment. In the event that Mr. Del Rio’s employment is terminated during the employment term either by us without “cause” or by him for “good reason” (as those terms are defined in the amended employment agreement) or his employment terminates on the expiration of his employment term, he will be entitled to receive:
•
payments equal to twice the sum of: (1) his highest rate of annualized base salary in effect during the one-year period before the severance date and (2) his target annual cash bonus amount at the highest rate in effect during the one-year period prior to his termination of employment applied to the base salary determined in clause (1), payable over a two-year period in accordance with our regular payroll cycle practices;

•
continued payment of the automobile allowance, country club dues and income tax preparation benefits specified in his amended employment agreement for two years after the severance date;

•
continuation of medical and dental coverage for Mr. Del Rio and his eligible dependents on the same terms as actively employed senior executives for two years after the severance date; and

•
a pro-rata portion of his annual cash bonus for the year in which the severance date occurs, with the pro-rata portion determined based on performance through the severance date.

In the event that Mr. Del Rio’s employment is terminated either by us without “cause” or by him for “good reason” (as those terms are defined in the amended employment agreement), he will also be entitled to receive accelerated vesting for all unvested CEO Options, CEO RSUs and CEO PSUs in full.
Mr. Del Rio’s right to receive the severance payments and benefits described above is subject to him executing a release of claims in favor of our Company.
In addition, Mr. Del Rio will be entitled to receive a “gross up” payment for any excise taxes that may be payable in connection with a change in control of our Company pursuant to Section 4999 of the Code.
Severance Benefits—Other Terminations. In the event that Mr. Del Rio’s employment is terminated due to his death or disability, he is entitled to pro-rata vesting of the next unvested installment of his time-based CEO Options and CEO RSUs. In the event that Mr. Del Rio’s employment is terminated by us for “cause” or by him other than for “good reason,” he will only be entitled to receive his accrued obligations.
Restrictive Covenants. Pursuant to Mr. Del Rio’s amended employment agreement, he has agreed not to disclose any confidential information of our Company and our affiliates at any time during or after his employment with us. In addition, Mr. Del Rio has agreed that for a period of one year (two years in the case of a resignation without “good reason”) after his employment terminates he will not compete with certain restricted competitors of our Company, and for a period of one year after the last date compensation is paid to him by us, he will not solicit the employees of our Company or our affiliates.
Other Named Executive Officers
The employment agreement of each of Ms. Beck, Mr. Binder, Mr. Stuart and Mr. Lindsay with us, described above under “Employment Agreements for Current NEOs—Salary and Annual Cash Bonus

Opportunity,” provides for certain payments and benefits to be paid to each Named Executive Officer in connection with a termination of his or her employment with us under the circumstances described below. In each case, Ms. Beck, Mr. Binder, Mr. Stuart and Mr. Lindsay are entitled to receive all amounts that he or she has earned but are unpaid regardless of the circumstances under which his or her employment terminates (his or her “accrued obligations”).
Severance Benefits—Termination of Employment. In the event that Ms. Beck’s, Mr. Binder’s, Mr. Stuart’s or Mr. Lindsay’s employment is terminated during the employment term by us without “cause,” we provide notice that his or her employment agreement will not be extended or further extended, or the Named Executive Officer terminates his or her employment for “good reason” (as those terms are defined in the employment agreements) the Named Executive Officer will be entitled to receive:
•
an amount equal to twice his or her then current base salary at the annualized rate in effect on the severance date, payable over a 12-month period in accordance with our regular payroll cycle practices following termination;

•
payment of a pro-rata portion of any annual cash bonus actually earned for the year of termination; and

•
continuation of medical and dental coverage for him or her and his or her eligible dependents on substantially the same terms and conditions in effect on his or her termination of employment until the first to occur of: (1) 18 months following termination, (2) the date of his or her death; (3) the date he or she becomes eligible for coverage under the health plan of a future employer; or (4) the date our Company is no longer obligated to offer her or him COBRA continuation coverage.

In addition, if in connection with a change in control of our Company, we terminate Ms. Beck’s, Mr. Binder’s, Mr. Stuart’s or Mr. Lindsay’s employment without “cause,” provide notice that his or her agreement will not be extended or further extended, or he or she terminates his or her employment for “good reason,” in addition to the payments and benefits described above, all of Ms. Beck’s, Mr. Binder’s, Mr. Stuart’s or Mr. Lindsay’s outstanding and unvested equity awards granted under the Plan, or any successor equity plan, will receive full accelerated vesting.
The employment agreements for Ms. Beck, Mr. Binder, Mr. Stuart and Mr. Lindsay provide that if any of the foregoing severance payments or benefits would be a parachute payment subject to any excise taxes pursuant to Section 4999 of the Code, his or her payments and benefits will be reduced and “cut back” to the extent that such reduction results in a better net after tax result to him or her.
Each of Ms. Beck’s, Mr. Binder’s, Mr. Stuart’s and Mr. Lindsay’s right to receive the severance payments and benefits described above is subject to him or her executing a release of claims in favor of our Company.
Severance Benefits—Other Terminations. In the event that Ms. Beck’s, Mr. Binder’s, Mr. Stuart’s or Mr. Lindsay’s employment is terminated by us for any other reason (death, disability, by us for “cause” or by the Named Executive Officer other than for “good reason”), he or she will only be entitled to receive his or her accrued obligations.
Restrictive Covenants. Pursuant to each of Ms. Beck’s, Mr. Binder’s, Mr. Stuart’s and Mr. Lindsay’s employment agreements, each Named Executive Officer has agreed not to disclose any confidential information of our Company and our affiliates at any time during or after his or her employment with us. In addition, each Named Executive Officer has agreed that for a period of two years after his or her employment terminates, he or she will not compete with the business of our Company or our affiliates and will not solicit the employees or guests of our Company or our affiliates.
Estimated Severance and Change in Control Payments and Benefits
The following table presents the estimated payments and benefits to which each of our NEOs would have been entitled had his or her employment been terminated or a change in control of our Company occurred on December 31, 2016 under the scenarios noted below.

Name	Voluntarily Termination or Termination for Cause ($)	Death, Disability or Retirement ($)	Termination Without Cause or Good Reason ($)	Change in Control Termination ($)
Frank J. Del Rio
Severance Payment	—	—	9,000,000	—
Insurance Continuation	—	—	23,561	—
Equity Acceleration	—	803,992(1)	10,632,500(2)	—
Miscellaneous Benefit Continuation	—	—	148,000	—
Gross-Up Payment	—	—	—	—
Wendy A. Beck
Severance Payment	—	—	1,300,000	1,300,000
Insurance Continuation	—	—	26,655	26,655
Equity Acceleration	—	—	—	1,154,788(3)
Robert Binder
Severance Payment	—	—	1,300,000	1,300,000
Insurance Continuation	—	—	17,671	17,671
Equity Acceleration	—	—	—	2,711,288(3)
Andrew Stuart
Severance Payment	—	—	1,300,000	1,300,000
Insurance Continuation	—	—	26,655	26,655
Equity Acceleration	—	—	—	1,792,738(3)
T. Robin Lindsay
Severance Payment	—	—	1,300,000	1,300,000
Insurance Continuation	—	—	17,671	17,671
Equity Acceleration	—	—	—	797,438(3)

(1)
The amount disclosed was determined by taking the value (calculated based on our closing share price of  $42.53 as of December 30, 2016, the last trading day of 2016) associated with a pro-rated portion of Mr. Del Rio’s next unvested installment of 312,500 time-based CEO Options and 37,500 time-based CEO RSUs subject to acceleration as of December 31, 2016. For options, the value presented is equal to their intrinsic value at December 31, 2016.

(2)
The amount disclosed was determined by taking the value (calculated based on our closing share price of  $42.53 as of December 30, 2016, the last trading day of 2016) associated with Mr. Del Rio’s aggregate unvested CEO Options, CEO RSUs and CEO PSUs subject to acceleration as of December 31, 2016. For options, the value presented is equal to their intrinsic value at December 31, 2016. This table reflects all of the outstanding and unvested shares subject to Mr. Del Rio’s August 2015 award as of December 31, 2016, and includes awards for which a grant date was not established under FASB ASC Topic 718.

(3)
The amount disclosed was determined by taking the value (calculated based on our closing share price of  $42.53 as of December 30, 2016, the last trading day of 2016) associated with each NEO’s unvested options and RSUs subject to acceleration as of December 31, 2016. For options, the value presented is equal to their intrinsic value at December 31, 2016.

Compensation Committee Interlocks and Insider Participation
Messrs. John W. Chidsey, Russell W. Galbut, Chad A. Leat and Steve Martinez, who stepped down from our Compensation Committee in March 2016, served on our Compensation Committee during 2016. None of the members of our Compensation Committee was an officer or employee of our Company during the last fiscal year or was formerly an officer of our Company. During the last fiscal year, none of our executive officers served as: (1) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Compensation Committee; (2) a director of another entity, one of whose executive officers served on our Compensation Committee, or (3) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Board.
EQUITY COMPENSATION PLAN INFORMATION
We currently maintain two equity compensation plans: the Plan and the Employee Stock Purchase Plan (the “ESPP”). The following table summarizes our equity plan information as of December 31, 2016.
Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)(3)
Equity compensation plans approved by security holders	10,233,621	$47.59	15,722,081
Equity compensation plans not approved by security holders	—	—	—
Total	10,233,621	$47.59	15,722,081

(1)
Represents 8,779,286 ordinary shares subject to outstanding stock option awards under the Plan and 1,454,335 ordinary shares subject to outstanding RSU awards under the Plan as of December 31, 2016.

(2)
Calculated exclusive of outstanding RSU awards.

(3)
Represents 13,810,517 ordinary shares available under the Plan and 1,911,564 ordinary shares available under the ESPP, including 35,286 shares that were subject to purchase during the purchase period ended December 31, 2016. All of the ordinary shares available under the Plan may be granted in the form of options, share appreciation rights, share bonuses, restricted shares, share units, performance shares, phantom shares, dividend equivalents and other forms of awards available under the Plan.

PROPOSAL 2 — ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED
EXECUTIVE OFFICERS
We are providing our shareholders with the opportunity to vote, on a non-binding, advisory basis, on the compensation of our NEOs as disclosed in this Proxy Statement.
As described in detail under “Compensation Discussion and Analysis,” our executive compensation program is designed to achieve two principal objectives: (1) effectively attract and retain executive officers with the requisite skills and experience to help us achieve our business objectives and develop, expand and execute business opportunities that improve long-term shareholder value; and (2) motivate our executive officers to achieve our short-term and long-term business objectives and increase long-term shareholder value by linking their compensation to our performance and increases in long-term shareholder value.
After considering shareholder feedback from last year’s “say-on-pay” vote, our Compensation Committee made several changes to our executive compensation programs that we believe are consistent with emerging trends in executive compensation best practices and strengthening the “pay for performance” philosophy of our compensation programs. These key changes included:
•
maintaining a Compensation Committee composed solely of independent directors as of March 2016;

•
reducing the base salary of our President and Chief Executive Officer by $337,500, effective January 1, 2016;

•
determining not to award any new equity to our President and Chief Executive Officer in 2016 in light of his 2015 award;

•
deciding that despite strong operating performance that resulted in increases to our total revenue, net income and EPS in 2016, no members of management, including our President and Chief Executive Officer and our other NEOs, would receive any payment of their annual cash bonus opportunity due to aggressive performance targets for 2016; and

•
introducing a PSU component to the 2017 annual equity awards made to our NEOs (other than our President and Chief Executive Officer), so that 33.3% of each NEO’s total annual equity award consisted of PSUs.

Shareholders are urged to read the “Compensation Discussion and Analysis,” which discusses in detail how our compensation policies and practices implement our compensation philosophy.
We are asking our shareholders to indicate their support for our NEOs’ compensation as described in this Proxy Statement. The vote on this resolution, commonly known as a “say-on-pay” vote, is not intended to address any specific element of compensation; rather, the vote relates to the overall compensation of our NEOs. The vote is advisory, which means that the vote is not binding on our Company, our Board or our Compensation Committee. However, our Compensation Committee, which is responsible for designing and overseeing our executive compensation program, values the opinions expressed by our shareholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our NEOs.
In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our Board requests your advisory vote on the following resolution at the Annual General Meeting:
RESOLVED, that the shareholders of our Company approve, on an advisory basis, the overall compensation of our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative disclosures set forth in the Proxy Statement for this Annual General Meeting.
Our current policy is to provide our shareholders with an opportunity to approve the compensation of our NEOs each year at the annual general meeting of shareholders. It is expected that the next such vote will occur at the 2018 annual general meeting of shareholders.

Board Recommendation
OUR BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 3 — RATIFICATION OF PRINCIPAL INDEPENDENT REGISTERED CERTIFIED
PUBLIC ACCOUNTING FIRM
Our Audit Committee has appointed PwC to serve as our independent registered certified public accounting firm for the year ending December 31, 2017. As required by our bye-laws and applicable law, the appointment of PwC and the fixing of PwC’s remuneration must be approved by our shareholders at the Annual General Meeting. If shareholders do not ratify the appointment of PwC and our Audit Committee’s determination of PwC’s remuneration, our Audit Committee will consider the appointment of another independent registered certified public accounting firm. In addition, even if shareholders ratify our Audit Committee’s selection, our Audit Committee, in its discretion, may still appoint a different independent registered certified public accounting firm if it believes that such a change would be in the best interests of our Company and its shareholders.
A representative of PwC is expected to attend the Annual General Meeting. The representative will have the opportunity to make a statement if he or she desires to do so, and is expected to be available to answer appropriate questions.
Aggregate fees for professional services rendered by PwC for our Company and NCL Corporation Ltd. for the years ended December 31, 2016 and 2015 were:
	Total Fees Year Ended December 31,
	2016	2015
	(in thousands)
Audit fees	$5,608	$5,155
Audit-related fees	290	1,336
Tax fees	500	264
All other fees	180	2
Total	$6,578	$6,757

The audit fees for the years ended December 31, 2016 and 2015 relate to the aggregate fees billed by PwC in connection with the audit of our regulatory and statutory reports, and our Sarbanes-Oxley 404 attestation.
The audit-related fees for the years ended December 31, 2016 and 2015 were related to the issuance of comfort letters and technical and accounting advice.
Tax fees for the years ended December 31, 2016 and 2015 were related to tax return preparation and other tax services.
All other fees for the years ended December 31, 2016 included fees related to the assessment of and recommendations surrounding certain of our website structures. The years ended December 31, 2016 and 2015 also included fees related to the PwC annual on-line subscription research tool.
Pursuant to the terms of its charter, our Audit Committee must pre-approve all audit and permitted non-audit services to be performed by our independent registered certified public accounting firm. Such pre-approval can be given as part of our Audit Committee’s approval of the scope of the engagement of the independent registered certified public accounting firm or on an individual basis. Our Audit Committee is authorized to delegate the pre-approval of audit and permitted non-audit services to one or more of its members, provided that any decisions to pre-approve any audit or non-audit services pursuant to this authority must be presented to our full Audit Committee at its next scheduled meeting. Our Audit Committee pre-approved all of the non-audit services provided by our independent registered certified public accounting firm in 2016 and 2015.
Our Audit Committee has considered and determined that the services provided by PwC are compatible with maintaining PwC’s independence.

Board Recommendation
OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF PwC AS OUR PRINCIPAL INDEPENDENT AUDITOR FOR THE YEAR 2017 AND OUR AUDIT COMMITTEE’S DETERMINATION OF PwC’s REMUNERATION.

AUDIT COMMITTEE REPORT
The Audit Committee of the Board assists the Board in performing its oversight responsibilities for our financial reporting process, audit process and internal controls as more fully described in the written charter of the Audit Committee. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. Our independent registered certified public accounting firm, PricewaterhouseCoopers LLP, is responsible for performing an independent audit of our consolidated financial statements and internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and for issuing a report thereon.
In the performance of its oversight function, the Audit Committee reviewed and discussed our audited consolidated financial statements for the year ended December 31, 2016 with management and with PricewaterhouseCoopers LLP. In addition, the Audit Committee discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Auditing Standard No. 1301 (previously Auditing Standard No. 16), “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board, which includes, among other items, matters related to the conduct of the audit of our financial statements. The Audit Committee has also received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence and considered whether the non-audit services provided by PricewaterhouseCoopers LLP are compatible with maintaining its independence.
Based on the review and discussions with management and PricewaterhouseCoopers LLP, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC.
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS*
Chad A. Leat (Chair)
Walter L. Revell
John W. Chidsey
*
Mr. F. Robert Salerno was a member of our Audit Committee until his resignation from our Audit Committee on July 5, 2016. Prior to his resignation, Mr. Salerno took part in the review and discussions referred to in the foregoing report.

The foregoing report of our Audit Committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by our Company (including any future filings) under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically incorporate such report by reference therein.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS FOR THE 2018 ANNUAL
GENERAL MEETING OF SHAREHOLDERS
In order for a shareholder proposal to be eligible for inclusion in our proxy statement under the rules of the SEC for next year’s 2018 annual general meeting of shareholders, the written proposal must be received by the General Counsel and Assistant Secretary of our Company at our offices no later than December 14, 2017 and must comply with the requirements of Rule 14a-8 of the Exchange Act. If we change the date of the 2018 annual general meeting of shareholders by more than 30 days from the anniversary of this year’s meeting, shareholder proposals must be received a reasonable time before we begin to print and mail our proxy materials for the 2018 annual general meeting of shareholders.
Our bye-laws provide that in order for a shareholder proposal to be presented at our 2018 annual general meeting of shareholders, including shareholder nominations for candidates for election as directors, written notice to the General Counsel and Assistant Secretary of our Company of such shareholder proposal or director nomination must be received at our executive offices not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary date of the preceding annual general meeting of shareholders. This requirement is independent of and in addition to the notice required under SEC rules for inclusion of a shareholder proposal in our proxy materials. As a result, shareholders who intend to present proposals or director nominations at the 2018 annual general meeting of shareholders under these provisions must give written notice of the proposal to our General Counsel and Assistant Secretary no earlier than January 25, 2018, and no later than February 24, 2018. However, if the date of the 2018 annual general meeting of shareholders is a date that is more than 30 days before or more than 60 days after May 25, 2018, the anniversary date of the 2017 Annual General Meeting, notice by a shareholder of a proposal must be received no earlier than the close of business on the 120th day prior to the date of the 2018 annual general meeting of shareholders and no later than the close of business on the later of the 90th day prior to the 2018 annual general meeting of shareholders, or if the first public announcement of the 2018 annual general meeting of the shareholders is less than 100 days prior to such meeting date, the 10th day after the public announcement of such date.
Our bye-laws require that a shareholder must provide certain information concerning the proposing person, the nominee and the proposal, as applicable. Nominations and proposals not meeting the requirements set forth in our bye-laws will not be entertained at the 2018 annual general meeting of shareholders. Shareholders should contact our General Counsel and Assistant Secretary in writing at 7665 Corporate Center Drive, Miami, Florida 33126 to obtain additional information as to the proper form and content of shareholder nominations or proposals.
SOLICITATION OF PROXIES
This Proxy Statement is furnished in connection with the solicitation of proxies by our Company on behalf of our Board. We will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, we expect that a number of our employees will solicit proxies personally or by telephone or other electronic means. None of these employees will receive any additional or special compensation for assisting us in soliciting proxies. We will, on request, reimburse banks, brokerage firms and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners of our ordinary shares and obtaining their voting instructions.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS
We have adopted a procedure, approved by the SEC, called “householding.” Under this procedure, shareholders of record who have the same address and last name and did not receive a Notice of Internet Availability or otherwise receive their proxy materials electronically will receive only one copy of this Proxy Statement and the 2016 Annual Report, unless we are notified that one or more of these shareholders wishes to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.
If you are eligible for householding, but you and other shareholders of record with whom you share an address currently receive multiple copies of this Proxy Statement and the 2016 Annual Report, or if you hold our ordinary shares in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact the Householding Department of Broadridge Financial Solutions, Inc. at 51 Mercedes Way, Edgewood, New York 11717; or by telephone at 1-800-542-1061. If you participate in householding and wish to receive a separate copy of this Proxy Statement and the 2016 Annual Report, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact Broadridge Financial Solutions, Inc., as indicated above.
If your ordinary shares are held in street name through a broker, bank or other nominee, please contact your broker, bank or nominee directly if you have questions, require additional copies of this Proxy Statement or the 2016 Annual Report or wish to receive a single copy of such materials in the future for all beneficial owners of our ordinary shares sharing an address.
ANNUAL REPORT ON FORM 10-K
WE WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED BY THIS PROXY STATEMENT, UPON THE ORAL OR WRITTEN REQUEST OF SUCH PERSON, A COPY OF OUR ANNUAL REPORT ON FORM 10-K (INCLUDING THE FINANCIAL STATEMENTS BUT EXCLUDING THE EXHIBITS THERETO), AS FILED WITH THE SEC FOR OUR MOST RECENT FISCAL YEAR. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO INVESTOR RELATIONS, 7665 CORPORATE CENTER DRIVE, MIAMI, FLORIDA 33126, OR BY TELEPHONE REQUEST TO (305) 436-4000.
ALL SHAREHOLDERS ARE URGED TO SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL GENERAL MEETING AND VOTE IN PERSON. If you attend the Annual General Meeting and vote in person, your proxy will not be used.
By Order of the Board of Directors, Daniel S. Farkas Senior Vice President, General Counsel and Assistant Secretary
Miami, Florida
April 13, 2017

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. E22555-P88597 NORWEGIAN CRUISE LINE HOLDINGS LTD. 7665 CORPORATE CENTER DRIVE MIAMI, FL 33126 Vote 24 Hours a Day, 7 Days a Week by Internet, Telephone or Mail. VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. 2. Approval, on a non-binding, advisory basis, of the compensation of our named executive officers 3. Ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered certified public accounting firm for the year ending December 31, 2017 and the determination of PwC’s remuneration by the Audit Committee of the Board of Directors 1a. David M. Abrams 1b. John W. Chidsey 1c. Russell W. Galbut 1. Election of Class I Directors The Board of Directors recommends you vote FOR the following proposals: NORWEGIAN CRUISE LINE HOLDINGS LTD. Nominees: For Against Abstain For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! V.1.1

E22556-P88597 NORWEGIAN CRUISE LINE HOLDINGS LTD. PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 25, 2017 The undersigned hereby appoints Wendy A. Beck and Howard Flanders, and each of them, as proxies for the undersigned, each with full power of substitution and with the authority in each to act in the absence of the other, to represent and to vote on behalf of the undersigned all the ordinary shares of Norwegian Cruise Line Holdings Ltd. which the undersigned is entitled to vote if personally present at the Annual General Meeting of Shareholders to be held on May 25, 2017, and at any postponement or adjournment thereof, upon the proposals listed on the reverse side and all other matters coming before the meeting. The proposals listed on the reverse side are described in the Proxy Statement for the Annual General Meeting of Shareholders, which is being furnished to all shareholders of record as of the close of business on March 20, 2017. This proxy, when properly signed and returned, will be voted in the manner directed herein by the undersigned shareholder. If this proxy is properly signed and returned but no direction is given, this proxy will be voted “FOR” each of the nominees named in Proposal 1 and “FOR” each of Proposals 2 and 3. Whether or not direction is made, each of the proxies is authorized to vote in his or her discretion on such other business as may properly come before the Annual General Meeting of Shareholders or any postponement or adjournment thereof. YOUR VOTE IS IMPORTANT! PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. IF YOU CHOOSE TO VOTE THESE ORDINARY SHARES BY TELEPHONE OR INTERNET, YOU DO NOT NEED TO RETURN THIS PROXY CARD. Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. Continued and to be signed on reverse side V.1.1